                                                                    Exhibit 10.4

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                       NOTE AND EQUITY PURCHASE AGREEMENT

                                  BY AND AMONG

                            CORRPRO COMPANIES, INC.,

                                   CCFC, INC.,

                           OCEAN CITY RESEARCH CORP.,

                          CORRPRO INTERNATIONAL, INC.,

                       COMMONWEALTH SEAGER HOLDINGS LTD.,

                            CORRPRO CANADA, INC., AND

                             BORZA INSPECTIONS LTD.

                               AS THE LOAN PARTIES

                                       AND

                   AMERICAN CAPITAL FINANCIAL SERVICES, INC.,
                                    AS AGENT

                                       AND

                          THE PURCHASERS IDENTIFIED ON
                                 ANNEX A HERETO

                                 MARCH 30, 2004

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                                TABLE OF CONTENTS

                                                                                             PAGE
TABLE OF CONTENTS.......................................................................       i
         RECITALS.......................................................................       1

ARTICLE 1 DEFINITIONS...................................................................       1
         1.1.     Certain Definitions...................................................       1
         1.2.     Accounting Principles.................................................      19
         1.3.     Other Definitional Provisions; Construction...........................      19

ARTICLE 2 ISSUE AND SALE OF SECURITIES..................................................      19
         2.1.     Authorization and Issuance of the Notes...............................      19
         2.2.     Authorization and Issuance of the Warrants............................      20
         2.3.     Sale and Purchase.....................................................      20
         2.4.     The Closing...........................................................      20

ARTICLE 3 REPAYMENT OF THE NOTES........................................................      20
         3.1.     Interest Rates and Interest Payments..................................      20
         3.2.     Repayment of the Notes................................................      21
         3.3.     Optional Prepayment of Notes..........................................      21
         3.4.     Notice of Optional Prepayment.........................................      21
         3.5.     Mandatory Prepayment..................................................      22
         3.6.     Home Office Payment...................................................      22
         3.7.     Taxes.................................................................      22
         3.8.     Maximum Lawful Rate...................................................      23
         3.9.     Capital Adequacy......................................................      23
         3.10.    Certain Waivers.......................................................      24
         3.11.    Administration Fee....................................................      24
         3.12.    Several Obligations...................................................      24
         3.13.    Loan Party Representation; Reliance...................................      25

ARTICLE 4 CONDITIONS....................................................................      25
         4.1.     Conditions to Purchase of Securities..................................      25

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES............................      30
         5.1.     Representations and Warranties of Loan Parties........................      30
         5.2.     Absolute Reliance on the Representations and Warranties...............      38

ARTICLE 6 TRANSFER OF NOTES.............................................................      38
         6.1.     Restricted Securities.................................................      39
         6.2.     Legends; Purchaser's Representations..................................      39
         6.3.     Transfer of Notes.....................................................      39
         6.4.     Replacement of Lost Securities........................................      39
         6.5.     No Other Representations Affected.....................................      39

ARTICLE 7 COVENANTS.....................................................................      40
         7.1.     Affirmative Covenants.................................................      40
         7.2.     Negative Covenants....................................................      52
         7.3.     Financial Covenants...................................................      60

ARTICLE 8 EVENTS OF DEFAULT.............................................................      62
         8.1.     Events of Default.....................................................      62
         8.2.     Consequences of Event of Default......................................      64
         8.3.     Security..............................................................      65

ARTICLE 9 THE AGENT.....................................................................      65
         9.1.     Authorization and Action..............................................      65
         9.2.     Delegation of Duties..................................................      65
         9.3.     Exculpatory Provisions................................................      65
         9.4.     Reliance..............................................................      66
         9.5.     Non-Reliance on Agent and Other Purchasers............................      66
         9.6.     Agent in its Individual Capacity......................................      66
         9.7.     Successor Agent.......................................................      66
         9.8.     Collections and Disbursements.........................................      67
         9.9.     Reporting.............................................................      67
         9.10.    Consent of Purchasers.................................................      68
         9.11.    This Article Not Applicable to Loan Parties...........................      68

ARTICLE 10 PUT OPTION...................................................................      69
         10.1.    Grant of Option.......................................................      69
         10.2.    Put Price.............................................................      69
         10.3.    Exercise of Put Option................................................      69
         10.4.    Certain Remedies......................................................      69
         10.5.    Put Option Closing....................................................      70
         10.6.    Transfer..............................................................      70
         10.7.    Subordination.........................................................      70

ARTICLE 11 PREEMPTIVE RIGHTS............................................................      70
         11.1.    Limited Preemptive Rights.............................................      70
         11.2.    Transfer..............................................................      71

ARTICLE 12 REGISTRATION RIGHTS..........................................................      71
         12.1.    Piggyback Registrations...............................................      71
         12.2.    Demand Registration Rights............................................      72
         12.3.    [Intentionally Omitted.]..............................................      73
         12.4.    Holdback Agreements...................................................      73
         12.5.    Registration Procedures...............................................      73
         12.6.    Registration Expenses.................................................      75
         12.7.    Indemnification.......................................................      76
         12.8.    Participation in Underwritten Registrations...........................      77

ARTICLE 13 MISCELLANEOUS................................................................      77
         13.1.    Successors and Assigns................................................      77
         13.2.    Modifications and Amendments..........................................      77
         13.3.    No Implied Waivers; Cumulative Remedies; Writing Required.............      77
         13.4.    Reimbursement of Expenses.............................................      77
         13.5.    Holidays..............................................................      78
         13.6.    Notices...............................................................      78
         13.7.    Survival..............................................................      79
         13.8.    Governing Law.........................................................      80
         13.9.    Jurisdiction, Consent to Service of Process...........................      80
         13.10.   Jury Trial Waiver.....................................................      81
         13.11.   Severability..........................................................      81
         13.12.   Headings..............................................................      81
         13.13.   Indemnity.............................................................      81
         13.14.   Environmental Indemnity...............................................      81
         13.15.   Counterparts..........................................................      82
         13.16.   Integration...........................................................      82
         13.17.   Subordination.........................................................      82
         13.18.   Judgment Currency.....................................................      83
         13.19.   Confidentiality and Publicity.........................................      83
         13.20.   Compliance with Canadian Law..........................................      85

ARTICLE 14 GUARANTY.....................................................................      85
         14.1.    Guaranty..............................................................      85
         14.2.    Guaranty Absolute.....................................................      85
         14.3.    Waiver................................................................      86
         14.4.    Continuing Guaranty; Assignments......................................      86
         14.5.    Subrogation...........................................................      87
         14.6.    Canadian Guarantors...................................................      87

                       NOTE AND EQUITY PURCHASE AGREEMENT

                    $14,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                            NOTES OF THE LOAN PARTIES
                               DUE MARCH 29, 2011

                      WARRANTS TO PURCHASE 3,936,967 SHARES
                            OF COMMON STOCK OF PARENT

THIS NOTE AND EQUITY PURCHASE AGREEMENT (this "Agreement"), dated as of March 30, 2004, is by and among CORRPRO COMPANIES, INC., an Ohio corporation ("Parent") and CCFC, INC., a Nevada corporation, ("CCFC"), OCEAN CITY RESEARCH CORP., a New Jersey corporation, ("OCRC"), and CORRPRO INTERNATIONAL, INC. (f/k/a Corrpro Companies Latin America, Inc., a Delaware corporation ("Intermediate Holdings", and together with Parent, CCFC, OCRC, the "US Loan Parties"), COMMONWEALTH SEAGER HOLDINGS LTD., a corporation amalgamated under the laws of the Province of Alberta, Canada and a Foreign Wholly-Owned Subsidiary of Intermediate Holdings, CORRPRO CANADA, INC., a corporation amalgamated under the laws of the Province of Alberta, Canada and BORZA INSPECTIONS LTD., a corporation amalgamated under the laws of the Province of Alberta, Canada (collectively, the "Canadian Loan Parties" and together with the US Loan Parties, the "Loan Parties"), the securities purchasers that are now and hereafter at any time parties hereto and are listed in Annex A (or any amendment or supplement thereto) attached hereto (each a "Purchaser" and collectively, "Purchasers"), and AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation ("ACFS"), as administrative agent for Purchasers (in such capacity "Agent"). Capitalized terms used and not defined elsewhere in this Agreement are defined in Article 1 hereof.

                                    RECITALS

         A. The US Loan Parties have proposed selling Notes to Purchaser in the amount of $10,000,000 and the Canadian Loan Parties have proposed selling Notes to Purchaser in the amount of $4,000,000 for the purpose of refinancing certain existing indebtedness of the Loan Parties and to pay for certain transaction expenses related thereto.

         B. In order to induce Purchasers to purchase the Notes to be issued pursuant to this Agreement, Parent has agreed to issue and sell to Purchasers, in connection with the purchase of such Notes, warrants exercisable for an aggregate of 3,936,967 shares of Common Stock of Parent, subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms have the meanings set forth below (and such meanings are equally applicable to both the singular and plural form of the terms defined, as the context may require):

         "ACAS" means American Capital Strategies, Ltd., a Delaware corporation.

         "ACFS" means American Capital Financial Services, Inc., a Delaware corporation.

         "Administration Fee" means a fee in an amount equal to $7,500 per annum payable by the Loan Parties to ACFS in advance commencing on the Closing Date.

         "Affiliate" means with respect to any Person, any other Person that is directly or indirectly controlling, controlled by or under common control with such Person or entity or any of its Subsidiaries, and the term "control" (including the terms "controlled by" and "under common control with") means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise. Without limiting the foregoing, the ownership of ten percent (10%) or more of the voting securities of a Person shall be deemed to constitute control and notwithstanding anything to the contrary herein, neither Purchasers nor any of their respective Affiliates shall be deemed to be Affiliates of the Loan Parties by virtue of the transactions contemplated in this Agreement.

         "Agent" has the meaning assigned to such term in the preamble hereto and any successor agent provided for hereunder.

         "Agreement" means this Note and Equity Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Annual Corporate Charge" means any annual corporate charge that Wilson Walton Group Ltd. pays to Parent consistent with past practices.

         "Appraised Value" means the fair market value of a security on a control premium basis without discount for limitations on voting rights, minority interests, illiquidity or restrictions on transfer, as determined by an appraisal performed at the expense of Parent by any of (x) Houlihan, Lokey, Howard & Zukin, (y) Duff & Phelps or (z) Willamette Management Associates, or any successor to such firms, as Parent shall elect; provided that such appraiser shall be directed to determine the value of such securities as soon as practicable, but in no event later than thirty (30) days from the date of its selection and for such purposes all rights, options and warrants to subscribe for or purchase, and other securities convertible into or exchangeable for Common Stock of Parent shall be deemed to be exercised, exchanged or converted, and the underlying shares of Common Stock of Parent shall be deemed outstanding.

         "Business" means the principal business of the Loan Parties as set forth in Section 5.1(b) herein and as such shall continue to be conducted following the purchase and sale of the Securities.

         "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close, and in reference to any Canadian Note or related obligation, any day other than a Saturday, Sunday or other day on which commercial banks in Toronto Ontario, Canada are authorized or required by law to be closed.

         "By-laws" means the by-laws, partnership agreement, operating agreement or analogous instrument governing the operations of each of the Loan Parties, as applicable, including all amendments and supplements thereto.

         "Canadian Benefit Plans" means any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing material employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which the Loan Parties have any liability with respect to any employee or former employee, but excluding any Canadian Pension Plans.

         "Canadian Guaranty" means a Guaranty, in form and substance satisfactory to Agent, executed and delivered, on a joint and several basis, by each US Loan Party and any other Domestic Subsidiary of a Loan Party in favor of Agent, for the benefit of itself and the Purchasers.

         "Canadian Loan Parties" means, collectively, the parties set forth in the preamble to this Agreement and all other Canadian Subsidiaries of the Loan Parties that become a party to the Purchase Documents pursuant to a joinder agreement.

         "Canadian Notes" has the meaning assigned to such term in Section 2.1(b) hereof.

         "Canadian Pension Plans" means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by a Loan Party for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

         "Canadian Security Agreement" has the meaning assigned to such term in
Section 4.1(c) hereof.

         "Capital Expenditures" means, for any period, the sum (without duplication) of all expenditures (whether paid in cash or accrued as liabilities, but excluding any reasonable expenses incurred to comply with the Process Covenants) made by the Loan Parties on a Consolidated basis during such period that are or are required to be treated as capital expenditures under GAAP. For purposes of computing Capital Expenditures as of any measurement date on or prior to March 31, 2005, Capital Expenditures for any period set forth on Annex B included within the applicable 12 month measurement period shall be deemed to be equal to the applicable amount set forth on Annex B.

         "Capital Lease" means as to any Person, a lease of any interest in any kind of property or asset by that Person as lessee that is properly recorded as a "capital lease" in accordance with GAAP.

         "Capitalized Lease Obligations" means all obligations of any Person under Capital Leases, in each case, taken at the amount thereof accounted for as a liability in accordance with GAAP.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9604, et seq.), as amended, and rules, regulations, standards guidelines and publications issued thereunder.

         "Change of Control" means the occurrence of any of the following:

         (a) a merger, amalgamation, consolidation, reorganization, recapitalization or share or interest exchange, sale or transfer or any other transaction or series of transactions in which the stockholders, managers, partners, owners or interest holders of Wingate immediately prior to such transaction or series of transactions receive, in exchange for the stock or interests owned by them, cash, property or securities of the resulting or surviving entity or any Affiliate thereof, and, as a result thereof, Persons who, individually or in the aggregate, were holders of fifty percent (50%) or more of the voting stock or other voting ownership interests of Wingate, calculated on a fully diluted basis, immediately prior to such transaction or series of transactions hold less than fifty percent (50%) of the voting stock or other voting ownership interests of the resulting or surviving entity or such Affiliate thereof, calculated on a fully diluted basis; or;

         (b) any "change in/of control" or similar event as defined in (a) any certificate or incorporation, certificate of limited partnership or certificate of formation or statement of designations or operating agreement or partnership agreement of any Loan Party or (b) any document governing indebtedness of such Loan Party in excess of $100,000, individually or $250,000 in the aggregate, which gives the holder of such indebtedness the right to accelerate or otherwise require payment of such indebtedness prior to the maturity date thereof; or;

         (c) a direct or indirect sale, transfer or other conveyance or disposition, in any single transaction or a series of transactions, of 40% or more of the assets of the Loan Parties, on a Consolidated basis; or;

         (d) Wingate ceases, indirectly or directly, to have the right to appoint or elect a majority of the Board of Directors of Parent; or;

         (e) Wingate at any time ceases to own at least seventy-five percent (75%) of the issued and outstanding Preferred Stock owned by it on the Closing Date (as the same may be adjusted for any combination, recapitalization or reclassification into a greater or smaller number of shares), free and clear of all Liens; or;

         (g) except as otherwise expressly permitted under the terms and conditions of the Agreement, US Loan Parties for any reason at any time cease to own, directly, 100% of the outstanding equity interests and securities of their Consolidated Subsidiaries, free and clear of all Liens other than Permitted Liens; or;

         (h) the consummation of a Public Offering, other than an offering of securities for an employee benefit plan on SEC Form S-8 or a successor form, that realizes at least $14,000,000 in net proceeds to the Parent; or

         (i) except as otherwise expressly permitted under the terms and conditions of the Agreement, the Canadian Loan Parties for any reason at any time ceases to own, directly, 100% of the outstanding equity interests and securities of their Consolidated Subsidiaries, free and clear of all Liens other than Permitted Liens.

         "Charter Documents" means the certificate of incorporation, partnership, organization, formation, amalgamation or continuance, or analogous organic instrument filed with the appropriate Governmental Authorities of each of the Loan Parties, as applicable, including all amendments and supplements thereto.

         "Closing" means the closing of the purchase and sale of the Securities pursuant to this Agreement.

         "Closing Date" means the date and time for delivery and payment of the Notes as finally determined pursuant to Section 2.4 hereof.

         "Closing Processing Fee" means a fee in an amount equal to $175,000 payable by the Loan Parties to ACFS in consideration of the structuring of the financing contemplated hereby.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means, collectively and each individually, all collateral and/or security granted and/or securities pledged to Agent, for the benefit of itself and the Purchasers, by the Loan Parties and any other Person pursuant to the Purchase Documents.

         "Collateral Assignment" has the meaning assigned to such term in
Section 4.1(c) hereof.

         "Common Stock" means the common stock, no par value, of the Parent.

         "Condition" means any condition that results in or otherwise relates to any Environmental Liabilities.

         "Consolidated or consolidated" means the consolidation in accordance with GAAP of the accounts or other items as to which such term applies; provided that for purposes of Section 7.3 and 7.2(e) hereof, notwithstanding any provision to the contrary, Subsidiaries of the Parent who are Foreign Subsidiaries but not Canadian Loan Parties shall not be consolidated with the Loan Parties.

         "Consolidated Subsidiary" means a Subsidiary of a Loan Party which is consolidated for purposes of the financial covenants set forth in Section 7.3.

         "Contingent Obligations" means, as to any Person, any obligation of such Person guaranteeing or intending to guaranty any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) otherwise to assure or to hold harmless the owner of such primary obligation against loss in respect thereof, and shall include, without limitation, Interest Rate Agreements, or (e) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Controlled Group" means the "controlled group of corporations" as that term is defined in Section 1563 of the Internal Revenue Code of 1986, as amended, of which the Loan Parties are a part from time to time.

         "Default" means any event or condition that, but for the giving of notice or the lapse of time, or both, would constitute an Event of Default.

         "Domestic Subsidiary" of a Person means a Subsidiary of that Person that is incorporated or otherwise organized under the laws of a State of the United States of America.

         "Domestic Wholly-Owned Subsidiary" of a Person means a Wholly-Owned Subsidiary of that Person that is a Domestic Subsidiary of that Person.

         "EBITDA" means, with respect to the Loan Parties on a Consolidated basis and for any period, the sum, without duplication, of the following for such period: Net Income determined in accordance with GAAP, plus to the extent deducted in calculating Net Income (a) Interest Expense, (b) taxes on income (c) depreciation expense, (d) amortization expense (e) all other non-cash and/or non-recurring charges and expenses approved by Agent in its Permitted Discretion, including non-cash charges related to marking outstanding warrants to market, non-cash charges related to accounting for stock options and non-cash charges related to contractual obligations with respect the Parent's chief executive officer positions, but excluding accruals for cash expenses made in the ordinary course of business, (f) all costs related to the transactions contemplated hereby, by the Investments Documents, including transaction bonuses not to exceed $375,000 in the aggregate, (g) loss from any sale of assets, other than sales in the ordinary course of business as permitted hereunder, (h) management fees paid in cash to Wingate pursuant to the Management Services Agreement as permitted hereunder, (i) all reasonable expenses incurred to comply with the Process Covenants not to exceed $750,000 in the aggregate and (j) the Annual Corporate Charge paid in cash in an amount not to exceed $600,000 in any fiscal year, less to the extent added in calculating Net Income (x) gain from any sale of assets, other than sales in the ordinary course of business and (y) all non-cash and/or non-recurring income and less cash payments made on account of any non-cash charges added to Net Income under clause (e) above, all of the foregoing determined on a Consolidated basis and in accordance with GAAP. For purposes of computing EBITDA as of any measurement date on or prior to March 31, 2005, EBITDA for any period set forth on Annex B included within the applicable 12 month measurement period shall be deemed to be equal the applicable amount set forth on Annex B.

         "Employment Agreements" means, collectively, the employment agreements of the following Persons, in form and substance satisfactory to Agent: Joe Rog, Michael Baach, George Gehring, David Kroon, Bob Mayer, Barry Schadeck and John Moran.

         "Environmental Laws" means any Laws which address, are related to or are otherwise concerned with environmental, health or safety issues, including any Laws relating to any emissions, releases or discharges of Pollutants into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, clean-up or control of Pollutants or any exposure or impact on worker health and safety.

         "Environmental Liabilities" means any obligations or liabilities (including any claims, suits or other assertions of obligations or liabilities) that are:

                  (a) related to environmental, health or safety issues (including on-site or off-site contamination by Pollutants of surface or subsurface soil or water, and occupational safety and health); and

                  (b) based upon or related to (i) any provision of past, present or future United States or foreign Environmental Law (including CERCLA and RCRA) or common law, or (ii) any judgment, order, writ, decree, permit or injunction imposed by any court, administrative agency, tribunal or otherwise.

         The term "Environmental Liabilities" includes: (i) fines, penalties, judgments, awards, settlements, losses, damages (including foreseeable and unforeseeable consequential damages), costs, fees (including attorneys' and consultants' fees), expenses and disbursements; (ii) defense and other responses to any administrative or judicial action (including claims, notice letters, complaints, and other assertions of liability); and (iii) financial responsibility for (1) cleanup costs and injunctive relief, including any Removal, Remedial or other Response actions, and natural resource damages, and
(2) any other compliance or remedial measures.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations of any governmental agency or authority, as from time to time in effect, promulgated thereunder.

         "Event of Default" means any of the events of default described in
Section 8.1 hereof.

         "Existing Warrants" means (i) that certain Common Stock Purchase Warrant, dated as of September 23, 2002, issued to Bank One, N.A. by Parent and
(ii) that certain Common Stock Purchase Warrant, dated as of September 23, 2002, issued to The Prudential Insurance Company of America by Parent.

         "Fair Market Value" of a security means (i) if determined in connection with a sale of substantially all of the assets of or securities issued by Parent to an unrelated third party, the value to be realized by the holder of the security as a result thereof, (ii) otherwise, if available, the Market Price thereof, and (iii) otherwise, if Market Price is not available, the Appraised Value.

         "Financing Statements" has the meaning assigned to such term in Section 4.1(c) hereof.

         "Fiscal Year" or "fiscal year" means each twelve month period ending on March 31st of each year.

         "Fixed Charges" means, for the applicable period and without duplication, the sum of the following for the Loan Parties, on a Consolidated basis: (a) Total Debt Service, plus (b) dividends, repurchases or redemptions of equity and/or distributions paid in cash.

         "Fixed Charge Coverage Ratio" means, for the Loan Parties on a Consolidated basis, at any date of determination, the ratio of (a) EBITDA, minus non-financed Capital Expenditures and Capital Expenditures financed under a revolving line of credit or similar facility, minus income taxes paid in cash, to (b) Fixed Charges, in each case for the twelve (12) months then ending taken as one accounting period. For purposes of computing income taxes paid in cash under clause (a) above as of any measurement date on or prior to December 31, 2004, the amount of such income taxes paid in cash for the applicable 12 month measurement period shall be deemed to be a pro forma amount of $1,756,000.

         "Foreign Subsidiary" means any Subsidiary incorporated or formed in any jurisdiction other than any State of the United States of America.

         "GAAP" has the meaning assigned to such term in Section 1.2 hereof.

         "Government" means the United States government or any agency or Governmental Authority thereof.

         "Governmental Authorities" means any federal, state, municipal, national, local, provincial or other governmental court, department, ministry, council, commission, board, bureau, agency or instrumentality, governmental or quasi-governmental, domestic or foreign.

         "Government Contract" or "Government Contracts" means each and all (i) written contracts between the Loan Parties and the Government and (ii) written subcontracts between (a) the Loan Parties and a prime contractor (a "Prime Contractor") who is providing goods or services to the Government pursuant to a written contract with the Government (the "Prime Contract") or (b) the Loan Parties and a subcontractor who is providing goods or services to a Prime Contractor pursuant to a Prime Contract; provided that in both circumstances the subcontracts relate only to goods or services being provided to Government pursuant to the Prime Contract. Notwithstanding the foregoing, it is understood and agreed that for the purposes of Sections 5.1(w), 5.1(x) and 8.1 of this Agreement, the terms "Government Contract" or "Government Contracts" shall also include any subcontract referenced in (a) or (b) above, whether or not approved by Agent.

         "Guaranteed Obligations" has the meaning assigned to such term in
Section 14.1.

         "Guaranty" means any guaranty, including, without limitation, Article 14 of this Agreement, of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is reflected on the balance sheet of such other Person, firm or corporation, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.

         "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in or subject to any applicable Environmental Law.

         "Holder" has the meaning assigned to such term in Section 9.1 hereof.

         "Indebtedness" of any Person means, without duplication: (a) all Indebtedness for Borrowed Money; (b) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (c) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (b) above, and (d) all other items not specifically excluded above which, in accordance with GAAP, would be included in determining total liabilities as shown on the balance sheet of such Person.

         "Indebtedness for Borrowed Money" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all Capitalized Lease Obligations of such Person, (c) all Indebtedness of such Person secured by any mortgage, pledge, security, Lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, (d) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (excluding trade accounts payable and accrued obligations (other than for borrowed money) which are not aged more than one hundred twenty (120) calendar days from the billing date or thirty (30) days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings and such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by such Loan Party's independent accountants shall have been reserved to the satisfaction of Agent in its Permitted Discretion); (e) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (f) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property), (g) all indebtedness for the deferred purchase price of property due more than six months from the incurrence of such indebtedness and (h) all direct or indirect guaranties of any or all of the foregoing.

         "Intercompany Balance" means, in the aggregate, any amounts due from any Foreign Subsidiaries that are not Canadian Loan Parties to a Loan Party (including the amount of any Annual Corporate Charge), net of any amounts due from a Loan Party to any Foreign Subsidiaries that are not Canadian Loan Parties.

         "Interest Expense" means total interest expense generated during the period in question (including attributable to conditional sales contracts, Capital Leases and other title retention agreements in accordance with GAAP and all unused line and commitment fees and administrative and similar fees) of the Loan Parties on a Consolidated basis with respect to all outstanding Indebtedness including accrued interest and interest paid in kind and capitalized interest, but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers' acceptance financing, and net costs under Interest Rate Agreements.

         "Interest Rate Agreement" means any interest rate swap, interest rate cap, interest rate collar or other interest rate hedging agreement or arrangement.

         "Investment" as applied to any Person means the amount paid or agreed to be paid or loaned, advanced or contributed to other Persons, and in any event shall include (i) any direct or indirect purchase or other acquisition of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) and (ii) any capital contribution to any other Person.

         "Investment Documents" means (a) that certain Securities Purchase Agreement dated December 15, 2003, between CorrPro Investments, LLC and Parent; and (b) that certain Investor and Registration Rights Agreement dated March 30, 2004, between CorrPro Investments, LLC and Parent.

         "Landlord Waiver and Consent" means a waiver/consent in form and substance satisfactory to Agent in its Permitted Discretion from the owner/lessor of any premises not owned by a Loan Party at which any of the Collateral is now or hereafter located for the purpose of providing Agent access to such Collateral, in each case as such may be modified, amended or supplemented from time to time.

         "Laws" means all U.S. and foreign federal, state, provincial or local statutes, laws, rules, regulations, ordinances, codes, policies, rules of common law, and the like, now or hereafter in effect, including any judicial or administrative interpretations thereof, and any judicial or administrative orders, consents, decrees or judgments.

         "Leverage Ratio" means, for the Loan Parties on a Consolidated basis, at any date of determination, the ratio of (i) Total Debt outstanding on such date, to (ii) EBITDA for the twelve (12) months then ending taken as one accounting period.

         "Lien" means any security interest, pledge, bailment, mortgage, hypothecation, deed of trust, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property, now owned or hereafter acquired, whether such interest is based on common law, statute or contract.

         "LLC Agreement" means that certain Limited Liability Company Agreement of CorrPro Investments, LLC entered into among Wingate, Purchaser and Senior Lender.

         "Loan Parties" means, collectively, the US Loan Parties and the Canadian Loan Parties.

         "Manage" and "Management" means generation, production, handling, distribution, processing, use, storage, treatment, operation, transportation, recycling, reuse and/or disposal, as those terms are defined in CERCLA, RCRA and other Environmental Laws (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, guidelines and publications issued pursuant to, or otherwise in implementation of, such Environmental Laws).

         "Management Fee Subordination Agreement" means, that certain subordination letter dated as of the Closing Date among Wingate, Purchasers and Agent, as such may be modified, amended or supplemented from time to time, in form and substance satisfactory to Agent.

         "Management Services Agreement" means that certain Services Agreement dated March 30, 2004 between Parent and Wingate.

         "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of each day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of thirty (30) days consisting of the day as of which "Market Price" is being determined and the twenty-nine (29) consecutive Business Days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by Parent and the Holders of Warrants representing a majority of the shares of Common Stock of Parent obtainable upon exercise of the Warrants. If such parties are unable to reach agreement within ten (10) days, then the Market Price shall be deemed not to be available and the "Market Price" shall be the Appraised Value.

         "Material Adverse Effect" means a material adverse effect on the business, properties, assets, liabilities or condition (financial or otherwise) of the Loan Parties, taken as a whole.

         "Material Contracts" means any and all (i) contracts between any Loan Party and the Government; and/or (ii) contracts or agreements to which any Loan Party is a party and pursuant to which such Loan Party is or may be (a) entitled to receive payments, in the aggregate, in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00), or (b) obligated to make payments or have any other obligation or liability thereunder (direct or contingent), in the aggregate, in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00).

         "Measurement Date" has the meaning assigned to such term in Section 7.3 hereof.

         "Measurement Period" means the twelve month period ending on a Measurement Date.

         "Mortgage" has the meaning assigned to such term in Section 4.1(e) hereof.

         "Multiemployer Plan" means a multiemployer plan (within the meaning of Section 3(37) of ERISA) that is maintained for the benefit of the employees of the Loan Parties or any member of the Controlled Group.

         "Negative Pledge Agreements" means each of the Negative Pledge Agreements dated as of the Closing Date from the Subsidiaries of the Loan Parties listed on Schedule 7.1(v), as such may be modified, amended, restated or supplemented from time to time.

         "Net Income" means, for any Person, the net income (or loss) of such Person on a Consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided, that there shall be excluded (i) the income (or loss) of any Person in which any other Person (other than such Person) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Loan Party or is merged or amalgamated into or consolidated with a Loan Party or that Person's assets are acquired by a Loan Party, (iii) the income of any Subsidiary of a Loan Party to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, and (iv) the income (or loss) associated with any Interest Rate Agreement.

         "Newly Issued Securities" means any shares of capital stock of Parent or any securities containing options or rights to acquire any shares of capital stock of Parent; provided, however, that the term "Newly Issued Securities" shall not include (i) up to an aggregate of 4,542,654 shares of Common Stock issued or issuable after the date of this Agreement upon exercise of options or rights granted to directors, officers or employees of Parent pursuant to the Option Plans, (ii) Common Stock issuable upon exercise of the Existing Warrants and the Wingate Warrants, (iii) Common Stock issuable upon conversion of securities convertible into or exchangeable for Common Stock outstanding as of the date of this Agreement and (iv) shares of Preferred Stock.

         "OFAC" shall mean the Office of Foreign Assets Control of the United States of America Department of Treasury.

         "Option Plans" means (i) the 1997 Long-Term Incentive Plan of Parent,
(ii) the 1997 Non-Employee Directors' Stock Option Plan of Parent and (iii) any other stock option plan for the directors, officers and/or employees of Parent adopted by the Board of Directors of Parent and, to the extent required by applicable law, approved by the shareholders of Parent.

         "Notes" collectively, means the Canadian Notes and the US Notes.

         "Parent" has the meaning assigned to such term in the preamble hereto.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any other Governmental Authority succeeding to the functions thereof.

         "Permitted Discretion" means a determination or judgment made in good faith in the exercise of reasonable (from the perspective of a secured lender) credit or business judgment.

         "Permitted Dispositions" means:

                  (i) the sale by any Loan Party of obsolete, worn out or replaced equipment or excess equipment no longer needed in the ordinary course of business and having a net book value not exceeding $200,000 in the aggregate in any fiscal year;

                  (ii) the sale by any Loan Party of inventory in the ordinary course of business for fair market value and on an arm's length basis;

                  (iii) the transfer by any US Loan Party or a Wholly-Owned Subsidiary of US Loan Party of assets to a US Loan Party or any Domestic Wholly-Owned Subsidiary of a US Loan Party;

                  (iv) the transfer by any Canadian Loan Party or a Wholly-Owned Subsidiary of Canadian Loan Party of assets to any Loan Party or any Wholly-Owned Subsidiary of any Loan Party;

                  (v) the transfer by any Loan Party of other assets or properties not specifically permitted otherwise in clauses (i) through
         (iv) above (other than equity interests in Subsidiaries) only so long as (a) such Loan Party complies with the mandatory prepayment provisions of Section 2.11 of the Senior Credit Agreement in connection therewith (to the extent the proceeds thereof are not reinvested in accordance with the terms of such Section 2.11 and Section 3.5 hereof),
         (b) the net book value of assets so sold does not exceed $100,000 in the aggregate in any fiscal year, (c) no Default or Event of Default exists or otherwise would result therefrom and (d) the sole consideration thereof, which shall be at least equal to fair market value, is cash; and

                  (vi) the dispositions set forth on the Permitted Disposition Schedule attached hereto as Schedule 1.1(a).

         "Permitted Distributions" means:

                  (i) the declaration and payment of dividends or other distributions by any Loan Party or a Wholly-Owned Subsidiary of any Loan Party to a US Loan Party or any Domestic Wholly-Owned Subsidiary of a US Loan Party;

                  (ii) the declaration and payment of dividends or other distributions by any Canadian Loan Party or a Wholly-Owned Subsidiary of Canadian Loan Party to any Loan Party or any Wholly-Owned Subsidiary of any Loan Party;

                  (iii) the declaration and payment of dividends or other distributions by any Loan Party payable solely in its equity securities (to the extent constituting Permitted Securities and the same (other than equity securities of Parent) are subject to a first priority Lien (subject only to a prior Lien in favor of Senior Lender) in favor of Agent, for the benefit of the Purchasers, as security for the obligations hereunder and under the other Purchase Documents;

                  (iv) the issuance by Parent of shares or options to purchase shares of capital stock under the Warrant, Existing Warrants, the Wingate Warrant and the Option Plans; and

                  (v) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the distribution by any Loan Party, upon termination of an employee or in accordance with any repurchase provisions set forth in the Option Plan or in accordance with any existing option grants, to such employee to redeem for cash equity securities or warrants or options to acquire any equity securities of such Loan Party owned by such employee not to exceed $100,000 annually and $250,000 in the aggregate; provided that after giving effect to such distribution, the Loan Parties are in compliance on a pro forma basis with the financial covenants set forth in Section
         7.3 (recalculated for the most recent period for which financial statements have been delivered).

         "Permitted Liens" has the meaning assigned to such term Section 7.2(b) hereof.

         "Permitted Securities" means any shares, units or interests of equity securities or ownership interests of Parent that by their terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event or otherwise (A) are not convertible or exchangeable for Indebtedness or any securities that are not Permitted Securities, (B) (i) do not mature and (ii) are not putable or redeemable at the option of the holder thereof, in each case under clause (i) or (ii) in whole or in part on or prior to the date six (6) months after the earlier of the indefeasible payment in full in cash of the obligations hereunder, (C) do not have payments of dividends on or prior to the date six (6) months after the indefeasible payment in full of the obligations hereunder, (D) are unsecured and by operation of law or by legally binding agreement are subordinated in right of repayment, liens, security and remedies to all of the obligations hereunder and to all of Agent's and Purchasers' rights, Liens and remedies, (E) do not have any veto or supermajority voting rights or approval rights with respect to any issues other than to protect their own rights and preferences, and /or (F) are not sold, issued or otherwise transferred in connection with or as a part of a Public Offering.

         "Person" means any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.

         "Plan" means any employee benefit plan (within the meaning of Section 3(3) of ERISA), other than a Multiemployer Plan, established or maintained by any of the Loan Parties or any member of the Controlled Group.

         "Pledge Agreements" has the meaning assigned to such term in Section 4.1(c) hereof.

         "Pollutant" shall include any "hazardous substance" and any "pollutant or contaminant" as those terms are defined in CERCLA; any "hazardous waste" as that term is defined in RCRA; and any "hazardous material" as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), as amended (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, guidelines and publications issued pursuant to, or otherwise in implementation of, said Environmental Laws); and including without limitation any petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, polychlorinated biphenyls (PCBs), dioxins, dibenzofurans, heavy metals, and radon gas; and including any other substance or material that is reasonably determined to present a threat, hazard or risk to human health or the environment.

         "PPSA" means the Personal Property Security Act (Alberta), as in effect from time to time.

         "Preferred Stock" means that certain Series B Cumulative Redeemable Voting Preferred Stock of Parent, no par value per share issued and outstanding as of the Closing Date pursuant to the Preferred Stock Purchase Agreement.

         "Prior Holders" means (i) the holders of "Registrable Securities," as that term is defined in the Existing Warrants and (ii) the holders of "Registrable Securities," as that terms is defined in the Wingate Warrants.

         "Process Covenants" has the meaning assigned to such term in Section 7.1(u).

         "Properties and Facilities" has the meaning assigned to such term in
Section 5.1(q).

         "Proprietary Rights" means all patents, trademarks, trade names, service marks, copyrights, inventions, production methods, licenses (other than any "shrink wrap" licenses), formulas, know-how and trade secrets, regardless of whether such are registered with any Governmental Authorities, including applications therefor.

         "Public Offering" means any offer or sale of securities pursuant to any registration statement filed and effective with the SEC or any other Governmental Authority after the Closing Date.

         "Purchase Documents" means this Agreement, the Notes, the Warrants and the Security Documents and all other agreements, instruments and documents delivered in connection therewith as any or all of the foregoing may be supplemented or amended from time to time.

         "Purchaser" has the meaning assigned to such term in the preamble hereto and in Section 6.2 hereof.

         "Put Option" has the meaning assigned to such term in Section 10.1 hereof.

         "Put Option Closing" has the meaning assigned to such term in Section
10.5 hereof.

         "Put Price" has the meaning assigned to such term in Section 10.2 hereof.

         "Put Shares" has the meaning assigned to such term in Section 10.2 hereof.

         "RCRA" means the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.), as amended, and all rules, regulations, standards, guidelines, and publications issued thereunder.

         "Registrable Securities" means any shares of Common Stock of Parent purchased upon the exercise of any Warrant and any shares of Common Stock of Parent purchased pursuant to Article 11 hereof.

         "Removal," "Remedial" and "Response" actions shall include the types of activities covered by CERCLA, RCRA, and other comparable Environmental Laws, and whether the activities are those which might be taken by a government entity or those which a government entity or any other person might seek to require of waste generators, handlers, distributors, processors, users, storers, treaters, owners, operators, transporters, recyclers, reusers, disposers, or other persons under "removal," "remedial," or other "response" actions.

         "Reportable Event" means any of the events which are reportable under
Section 4043 of ERISA and the regulations promulgated thereunder, other than an occurrence for which the thirty (30) day notice contained in 29 C.F.R. Section 2615.3(a) is waived.

         "Required Purchasers" means, at any time, Purchasers holding a pro rata percentage of the outstanding principal amount of the Notes aggregating at least 66-2/3% at such time. Anything to the contrary contained in this definition notwithstanding, to the extent the fact that each Purchaser is considered in determining Required Purchasers for any purpose relating to any Canadian Note would result in material and adverse tax consequences to any US Loan Party under
Section 956 of the Code, as determined by Agent and the Required Purchasers in their Permitted Discretion, then Required Purchasers, for such purpose, shall be determined in accordance with the terms of this definition but solely by reference to and among the Purchasers of the Canadian Notes.

         "Revolving Financing" means one or more secured revolving lines of credit of the Loan Parties in an initial aggregate amount not to exceed $19,500,000, subject to adjustment as provided in the Senior Subordination Agreement.

         "SEC" means the Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

         "Securities" has the meaning assigned to such term in Section 2.3 hereof.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Agreement" has the meaning assigned to such term in Section 4.1(c) hereof.

         "Security Documents" means the Security Agreement, the Canadian Security Agreement, the Mortgages, the IP Acknowledgements, the Pledge Agreements, the Negative Pledge Agreements, the Financing Statements, equivalent statements, notifications or instruments under the PPSA, and all other documents, instruments and other materials necessary to create or perfect the security interests created pursuant to the Security Agreement.

         "Senior Credit Agreement" means that certain Revolving Credit, Term Loan and Security Agreement by and among the Loan Parties, CapitalSource Finance, LLC, as agent, and Senior Lender dated March 30, 2004, as such may be amended, modified, renewed, extended or restated and any substitutions, replacements or refinancings thereof from time to time as permitted hereunder.

         "Senior Financing" means, collectively, the Revolving Financing and the Term Financing.

         "Senior Lender" shall collectively mean the banks party to the Senior Credit Agreement.

         "Senior Subordination Agreement" means that certain Subordination Agreement among Agent, Purchasers, Senior Lender and Parent dated as of the Closing Date as the same may be modified, amended, restated, substituted, replaced and/or supplemented from time to time.

         "Subject Securities" means the Warrants and the Warrant Shares.

         "Subordinated Debt" means any Indebtedness, contingent equity, earnout or other obligations that is unsecured and subordinated by written contract in right of repayment, liens, security and remedies to all of the obligations hereunder and to all of Agent's and Purchasers' rights, Liens and remedies and in form and substance satisfactory to Agent in its Permitted Discretion.

         "Subordination Agreement" means, individually and collectively, (i) the Management Fee Subordination Agreement; and (ii) any other agreements between Agent and holders of Subordinated Debt relating to Subordinated Debt, in each case as the same may be modified, amended, restated and/or supplemented from time to time, in each case in form and substance satisfactory to Agent.

         "Subsidiary" of any corporation means any other corporation or limited liability company of which the outstanding capital stock possessing a majority of voting power in the election of directors (otherwise than as the result of a default) is owned or controlled by such corporation directly or indirectly through Subsidiaries.

         "Term Financing" means one or more secured term credit facilities with an aggregate principal amount not to exceed $20,500,000, subject to adjustment as provided in the Senior Subordination Agreement.

         "Total Debt" shall mean, at any date of determination, the sum of (i) the total outstanding principal balance of all Indebtedness for Borrowed Money of Loan Parties on a Consolidated basis, including, without limitation, all Indebtedness under the Purchase Documents, the Senior Financing, all undrawn amounts under standby letters of credit pursuant to the Senior Credit Agreement, and all Capital Leases Obligations and (ii) all accrued interest on the foregoing including, without limitations, all interest paid in kind. For all purposes of this Agreement, the term "Total Debt" shall be calculated to include (i.e., not net of) discounts, deductions or allocations relating or applicable to or arising from any equity or equity participation or fees, whether under GAAP or otherwise, but shall not include any Preferred Stock regardless of its accounting treatment pursuant to GAAP or payments of principal paid by the Loan Parties on Indebtedness satisfied with the proceeds of this Agreement.

         "Total Debt Service" means, for any period, the sum of (i) scheduled or other required payments of principal on any and all Total Debt, (ii) any other cash amounts due or payable with respect to, in connection with or on Total Debt, and (iii) cash Interest Expense. For purposes of computing Total Debt Service as of any measurement date on or prior to March 31, 2005, Total Debt Service for any period set forth on Annex B included within the applicable 12 month measurement period shall be deemed to be equal the applicable amount set forth on Annex B.

         "Transaction Documents" has the meaning assigned to such term in
Section 5.1(f) hereof.

         "Transactions" means the incurrence of debt and the issuance of securities in connection therewith, as contemplated by this Agreement, the Notes, the Transaction Documents and all other agreements contemplated hereby and thereby.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York from time to time; provided, that to the extent the UCC is used to define any term herein or in any other Purchase Document and such term is defined differently in different Articles or Divisions o the UCC the definition of such term contained in Article or Division 9 shall govern.

         "Underlying Common Stock" means (i) the Warrant Shares and (ii) any equity securities issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

         "US Loan Parties" means, collectively, the parties set forth in the preamble to this Agreement and all other Domestic Subsidiaries of the Loan Parties that become a party to the Purchase Documents pursuant to a joinder agreement.

         "US Notes" has the meaning set forth in Section 2.1(a) hereof.

         "UST" means an underground storage tank, including as that term is defined, construed and otherwise used in RCRA and in rules, regulations, standards, guidelines and publications issued pursuant to RCRA and comparable state and local laws.

         "Warrants" has the meaning assigned to such term in Section 2.2 hereof.

         "Warrant Shares" means the shares of Common Stock issued or issuable upon exercise of the Warrants.

         "Wholly-Owned Subsidiary" of a Person means any Subsidiary of that Person in which (other than directors' qualifying shares required by law) 100% of the equity, at the time as of which any determination is being made, is owned, beneficially and of record, by that Person, or by one or more of the other Wholly-Owned Subsidiaries of that Person, or both.

         "Wingate" means Wingate Partners III, L.P., a Delaware limited partnership, and its Affiliates, successors and assigns.

         "Wingate Warrants" means the detachable warrants to be issued and sold by Parent pursuant to the terms of the Investment Documents, including any warrants issued upon any transfer, division or combination, or in substitution, thereof.

         1.2. Accounting Principles. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement shall be determined or made in accordance with generally accepted accounting principles in the United States of America consistently applied ("GAAP") as in effect from time to time; provided that, if any change in GAAP results in a change in the calculation of the financial covenants or interpretation of the related provisions of this Agreement or any other Purchase Document, then the Loan Parties and Agent agree to amend such provisions of this Agreement so as to equitably reflect such changes in GAAP with the desired result that the criteria for evaluating the Loan Parties' financial condition shall be the same after such change in GAAP as if such change had not been made.

         1.3. Other Definitional Provisions; Construction. Whenever the context so requires, neuter gender includes the masculine and feminine, the singular number includes the plural and vice versa. The words "hereof" "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not in any particular provision of this agreement, and references to section, article, annex, schedule, exhibit and like references are references to this Agreement unless otherwise specified. A Default or Event of Default shall "continue" or be "continuing" until such Default or Event of Default has been cured or waived by Agent and Purchasers. References in this Agreement to any Persons shall include such Persons' successors and permitted assigns. Other terms contained in this Agreement (which are not otherwise specifically defined herein) shall have meanings provided in
Article 9 of the UCC on the date hereof to the extent the same are used or defined therein.

                                   ARTICLE 2
                          ISSUE AND SALE OF SECURITIES

         2.1. Authorization and Issuance of the Notes. (a) The US Loan Parties have duly authorized the issuance and sale to Purchasers of $10,000,000 in aggregate principal amount of the US Loan Parties' Senior Secured Subordinated Notes Due March 29, 2011 to be substantially in the form of the Note attached hereto as Exhibit A-1 (including any Notes issued in substitution therefor pursuant to Sections 6.3 and 6.4 hereof and any Notes issued in exchange for Put Shares pursuant to Section 10.4 or Section 10.5, the "US Notes").

                  (b) The Canadian Loan Parties have duly authorized the issuance and sale to Purchasers of $4,000,000 in aggregate principal amount of the Canadian Loan Parties' Senior Secured Subordinated Notes Due March 29, 2011 to be substantially in the form of the Note attached hereto as Exhibit A-2 (including any Notes issued in substitution therefor pursuant to Sections 6.3 and 6.4 hereof and any Notes issued in exchange for Put Shares pursuant to Section 10.4 or Section 10.5, the "Canadian Notes").

         2.2. Authorization and Issuance of the Warrants. Parent has duly authorized the issuance and sale to Purchasers of stock purchase warrants substantially in the form of the warrant attached hereto as Exhibit B (collectively, the "Warrants") evidencing Purchasers' right to acquire an aggregate 3,936,967 shares of Common Stock of Parent.

         2.3. Sale and Purchase. Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein,
(a) the US Loan Parties shall sell to Purchasers, and Purchasers shall purchase from the US Loan Parties, in an amount equal to the pro rata portion of the US Notes as set forth on Annex A, the US Notes in the aggregate principal amount set forth in Section 2.1(a) hereof for $10,000,000 in the aggregate, (b) the Canadian Loan Parties shall sell to Purchasers, and Purchasers shall purchase from the Canadian Loan Parties, in an amount equal to the pro rata portion of the Canadian Notes as set forth on Annex A, the Canadian Notes in the aggregate principal amount set forth in Section 2.1(b) hereof for $4,000,000 in the aggregate and (c) Parent shall sell to Purchasers, and Purchasers shall purchase from Parent, in an amount equal to the pro rata portion of the Warrants as set forth on Annex A, the Warrants for an exercise price of $.001 per share not to exceed $100 in the aggregate. (The Warrants and the Notes are sometimes referred to herein collectively as the "Securities.")

         2.4. The Closing. Delivery of and payment for the Securities (the "Closing") shall be made at such place and on such other date as may be mutually agreeable to the Loan Parties and Purchasers. The date and time of the Closing as finally determined pursuant to this Section 2.4 are referred to herein as the "Closing Date." Delivery of the Securities shall be made to Purchasers against payment of the purchase price therefor, less the Closing Processing Fee and any other amounts payable pursuant to Section 4.1(k) hereof, by wire transfer of immediately available funds in the manner agreed to by the Loan Parties and Purchasers. The Notes shall be issued in such name or names and in such permitted denomination or denominations as set forth in Annex A or as Purchasers may request in writing not less than two (2) Business Days before the Closing Date.

                                   ARTICLE 3
                             REPAYMENT OF THE NOTES

         3.1. Interest Rates and Interest Payments. On the first Business Day of each month commencing on May 1, 2004, (a) the US Loan Parties, jointly and severally, covenant and agree to make payments in arrears to Agent for the ratable benefit of Purchasers of accrued interest on the US Notes and (b) the Canadian Loan Parties, jointly and severally, covenant and agree to make payments in arrears to Agent for the ratable benefit of the Purchasers of accrued interest on the Canadian Notes. The Notes will bear interest on the outstanding principal amount thereof at a rate equal to twelve and one-half percent (12.5%). Interest on the Notes will be computed on the basis of a year of 360 days, composed of twelve 30-day months, and the actual number of days elapsed.

         3.2. Repayment of the Notes. (a) The US Loan Parties, jointly and severally, covenant and agree to repay to Agent, for the ratable benefit of Purchasers, the unpaid principal balance of the US Notes in full, together with all accrued and unpaid interest, fees and other amounts due hereunder in one (1) payment of $10,000,000 or such other principal amount as is then outstanding, together with all accrued and unpaid interest, fees and other amounts due hereunder on March 29, 2011, and (b) the Canadian Loan Parties, jointly and severally, covenant and agree to repay to Agent, for the ratable benefit of Purchasers, the unpaid principal balance of the Canadian Notes in full, together with all accrued and unpaid interest, fees and other amounts due hereunder in one (1) payment of $4,000,000 or such other principal amount as is then outstanding, together with all accrued and unpaid interest, fees and other amounts due hereunder on March 29, 2011.

         3.3.     Optional Prepayment of Notes. Subject to the terms of this
Section 3.3, the Loan Parties may prepay to Agent, for the ratable benefit of Purchasers, the outstanding principal amount of the Notes in whole or in part in multiples of $500,000, or such lesser amount as is then outstanding, at any time at a price equal to (a) the accrued interest, if any, to the date set for prepayment, plus (b) a prepayment fee representing the amortization of certain of Purchasers' costs incurred in connection with the purchase of the Notes equal to the principal amount prepaid multiplied by the following percentage:

If Prepaid During the 12-Month Period
       Ending on March 30th of
         the Following Years:                     Percentage
-------------------------------------             ----------
                 2005                                 5%
                 2006                                 4%
                 2007                                 3%
                 2008                                 2%
         2009 and thereafter                          0%


         All such prepayments shall be applied by Agent to the outstanding principal of the Notes after application of such prepayment to any accrued interest and prepayment premium payable in connection therewith. Anything herein contained to the contrary notwithstanding, the Agent, in its sole and absolute discretion, may require all or any portion of voluntary prepayments made by the Loan Parties to be applied to the principal balance of US Note and any related obligations prior to the application thereof to the Canadian Note and related Canadian obligations.

         3.4. Notice of Optional Prepayment. If the Loan Parties shall elect to prepay any Notes pursuant to Section 3.3 hereof, the Loan Parties shall give notice of such prepayment to Agent and each holder of the Notes to be prepaid not less than twenty (20) days or more than ninety (90) days prior to the date fixed for prepayment, specifying (a) the date on which such prepayment is to be made, (b) the principal amount of such Notes to be prepaid on such date, and

(c) the premium, if any, and accrued interest applicable to the prepayment. Such notice shall be accompanied by a certificate of the chairman of the Board of Directors, the president, the vice president, and/or the treasurer of Parent that such prepayment is being made in compliance with Section 3.3.

         3.5. Mandatory Prepayment. The Notes shall be prepaid in full, together with all interest, fees and expenses plus a prepayment premium computed in accordance with Section 3.3, as if such prepayment were a voluntary prepayment, in the event of a Change of Control or the consummation of a Public Offering, other than an offering of securities for an employee benefit plan on SEC Form S-8 or a successor form, that realizes at least $14,000,000 in net proceeds to the Parent.

         3.6. Home Office Payment. The Loan Parties will pay all sums becoming due on such Notes for principal, premium, if any, and interest to Agent by the method and at the address specified for such purpose in Annex A, or by such other method or at such other address as Purchasers shall have from time to time specified to the Loan Parties in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Loan Parties made concurrently with or reasonably promptly after payment or prepayment in full of any Note, each holder of a Note shall surrender such Note for cancellation, promptly after such request, to the Loan Parties at their principal executive office.

         3.7. Taxes. Any and all payments by the Loan Parties hereunder or under the Notes or other Purchase Documents that are made to or for the benefit of Purchasers shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto (collectively, "Taxes"), excluding taxes imposed on Agent's or Purchasers' net income or capital and franchise taxes imposed on any of them by the jurisdiction under the laws of which any of them is organized or any political subdivision thereof (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If any of the Loan Parties shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder or under any Notes or other Purchase Documents to Agent for the benefit of Purchasers, or to Purchasers, the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this paragraph), each Purchaser receives an amount equal to the sum it would have received had no such deductions been made. The Loan Parties shall make such deductions and the Loan Parties shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Loan Parties agree to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time from any payment made under any and all Purchase Documents or from the execution or delivery by the Loan Parties or from the filing or recording or maintenance of, or otherwise with respect to the exercise by Agent or Purchasers of their respective rights under any and all Purchase Documents (collectively, "Other Taxes"). The Loan Parties will indemnify Agent and Purchasers for the full amount of Covered Taxes imposed on or with respect to amounts payable hereunder and Other Taxes, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payment of this indemnification shall be made within thirty (30) days from the date Agent or Purchasers provide the Loan Parties with a certificate certifying and setting forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificates submitted by Agent or Purchasers in good faith to the Loan Parties shall, absent manifest error, be final, conclusive and binding on all parties. The obligation of the Loan Parties under this Section 3.7 shall survive the payment of the Notes and the termination of this Agreement. Within thirty (30) days after the Loan Parties having received a receipt for payment of Covered Taxes and/or Other Taxes, the Loan Parties shall furnish to Agent, the original or certified copy of a receipt evidencing payment thereof.

         3.8.     Maximum Lawful Rate

                  (a) This Agreement, the Notes and the other Purchase Documents are hereby limited by this Section 3.8. In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to Purchasers exceed the maximum amount permissible under such applicable law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to Agent or Purchasers in excess of the maximum amount permissible under such applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law. If from any circumstance, Agent or Purchasers shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of the Notes, in such manner as may be determined by Purchasers, and not to the payment of fees or interest, or if such excessive interest exceeds the unpaid balance of the principal amount of the Notes, such excess shall be refunded to the Loan Parties.

                  (b) For the purposes of disclosure under the Interest Act (Canada), whenever any interest or any fee to be paid by a Loan Party hereunder or in connection herewith is to be calculated on the basis of any period of time ("First Period") that is less than a calendar year (the "First Rate"), it is hereby agreed that the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the year divided by such period in which the same is to be ascertained and divided by the number of days in the First Period. The rates of interest to be paid under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any calculation of interest under this Agreement.

                  (c) Without limiting the generality of Section 3.8(a) above, with respect to the Canadian Notes and related obligations, in no event shall the aggregate "interest" (as that term is defined in Section 347 of the Criminal Code (Canada)) exceed the effective annual rate of interest on the "credit advanced" (as defined therein) lawfully permitted under Section 347 of the Criminal Code (Canada). The effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the applicable Loan, and in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent will be conclusive for the purposes of such determination.

         3.9. Capital Adequacy. If, after the date hereof, either the introduction of or any change of the interpretation of any law or the compliance by Purchasers with any guideline or request from any governmental authority (whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital or assets of Purchasers as a consequence of, as determined by Agent or Purchasers in their sole discretion, the existence of any Purchaser's obligations under this Agreement or any other Purchase Documents, then, upon demand by Purchasers, the Loan Parties immediately shall pay to Purchasers, from the time as specified by Purchasers, additional amounts sufficient to compensate Purchaser in light of such circumstances. The obligations of the Loan Parties under this Section 3.9 shall survive the payments of the Notes and the termination of this Agreement.

         3.10. Certain Waivers. The Loan Parties unconditionally waive (a) any rights to presentment, demand, protest or (except as expressly required hereby) notice of any kind, and (b) any rights of rescission, setoff, counterclaim or defense to payment under the Notes or otherwise that the Loan Parties may have or claim against any Purchaser, the Agent or any prior Purchaser or Agent.

         3.11. Administration Fee. The Loan Parties shall pay the annual Administration Fee on the Closing Date and each anniversary thereafter until the Notes are indefeasibly paid in full.

         3.12.    Several Obligations.

                  (a) Each US Loan Party acknowledges that it is jointly and severally liable for all of the US Obligations under the Purchase Documents. Each US Loan Party expressly understands, agrees and acknowledges that (i) US Loan Parties are all Affiliates, (ii) each US Loan Party desires to have the availability of one common credit facility instead of separate credit facilities, (iii) each US Loan Party has requested that the Agent and the Purchasers extend such a common credit facility on the terms herein provided, (iv) the Purchasers will be lending against, and relying on a Lien upon, all of US Loan Parties' assets even though the proceeds of any particular loan made hereunder may not be advanced directly to a particular US Loan Party, (v) each US Loan Party will nonetheless benefit by the issuance of the US Notes in a size greater than each could independently warrant, (vi) all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in the Purchase Documents to which any US Loan Party is a party shall be applicable to and shall be binding upon each US Loan Party, and (vii) the US Loan Parties have each executed the Notes as co-makers of the Notes and that it would not be able to obtain the credit provided by the Purchasers hereunder without the financial support provided by the other US Loan Parties.

                  (b) Each Canadian Loan Party acknowledges that it is jointly and severally liable for all of the obligations related to the Canadian Notes under the Purchase Documents. Each Canadian Loan Party expressly understands, agrees and acknowledges that (i) Canadian Loan Parties are all Affiliates, (ii) each Canadian Loan Party desires to have the availability of one common credit facility instead of separate credit facilities, (iii) each Canadian Loan Party has requested that the Agent and the Purchasers extend such a common credit facility on the terms herein provided, (iv) the Purchasers will be lending against, and relying on a Lien upon, all of Canadian Loan Parties' assets even though the proceeds of any particular loan made hereunder may not be advanced directly to a particular Canadian Loan Party, (v) each Canadian Loan Party will nonetheless benefit by the issuance of Canadian Notes in a size greater than each could independently warrant, (vi) all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in the Purchase Documents to which any Canadian Loan Party is a party shall be applicable to and shall be binding upon each Canadian Loan Party, and (vii) the Canadian Loan Parties have each executed the Notes as co-makers of the Notes and that it would not be able to obtain the credit provided by the Purchasers hereunder without the financial support provided by the other Canadian Loan Parties.

                  (c) Anything to the contrary contained in this Agreement or any other Purchase Document notwithstanding, to the extent any representation, warranty, covenant or other provision contained herein or in such Purchase Document that, by its terms, is made by Loan Parties on a joint and several basis would result in material and adverse tax consequences to any US Loan Party under Section 956 of the Code due to such joint and several nature, as determined by Agent and the Required Purchasers in their Permitted Discretion, such representation, warranty, covenant or other provision shall be deemed to be made, without further action or notice by or on behalf of Agent, any Purchaser or any other Person, by each Loan Party on a several, and not a joint basis or a joint and several basis, to and for the benefit of Agent and each Purchaser.

         3.13. Loan Party Representation; Reliance. Each Loan Party irrevocably appoints Parent as its agent for all purposes relevant to this Agreement and all other Purchase Documents, including the giving and receipt of notices and execution and delivery of all documents, instruments, and certificates contemplated herein and therein and all modifications hereto and thereto. Any acknowledgment, consent, direction, certification, or other action which might otherwise be valid or effective only if given or taken by all or any Loan Party acting singly, shall be valid and effective if given or taken only by Parent, whether or not any of the other Loan Parties joins therein, and the Agent and the Purchasers shall have no duty or obligation to make further inquiry with respect to the authority of Parent under this Section 3.13, provided that nothing in this Section 3.13 shall limit the effectiveness of, or the right of the Agent and the Purchasers to require and rely upon, any notice, document, instrument, certificate, acknowledgment, consent, direction, certification, or other action to be delivered by each Loan Party pursuant to this Agreement or the other Purchase Documents. With respect to any action hereunder, Agent and Purchasers may conclusively rely upon, and shall incur no liability to any Loan Party in acting upon, any request or other communication that Agent or any Purchaser reasonably believes to have been given or made by a Person authorized on such or any Loan Party's behalf, whether or not such Person is listed on the incumbency certificate delivered pursuant to this Agreement. In each such case, each Loan Party hereby waives the right to dispute Agent's and Purchasers' actions based upon such request or other communication absent manifest error.

                                   ARTICLE 4
                                   CONDITIONS

         4.1. Conditions to Purchase of Securities. The obligation of Purchasers to purchase and pay for the Securities is subject to the satisfaction, prior to or at the Closing, of the following conditions:

                  (a) Representations and Warranties True. The representations and warranties contained in Article 5 hereof shall be true and correct in all material respects at and as of the Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

                  (b) Material Adverse Change. There will have been no material adverse change in the business or financial condition of the Loan Parties or the capital markets since September 30, 2003.

                  (c) Security Agreement; Collateral Assignment. The Loan Parties and Agent, for the benefit of the Purchasers, shall have entered into (i) a security agreement or security agreements, granting to Agent a security interest in the assets of the US Loan Parties subordinated in lien priority only to the Liens in favor of the Senior Lender and subject to no other Liens other than Permitted Liens, in form and substance as set forth in Exhibit C attached hereto (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Security Agreement"), (ii) a security agreement or security agreements, granting to Agent a security interest in the assets of the Canadian Loan Parties subordinated in lien priority only to the Liens in favor of the Senior Lender as contemplated therein and subject to no other Liens other than any other Permitted Liens, in form and substance acceptable to Agent attached hereto (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Canadian Security Agreement"), (iii) pledge agreements granting to Agent for the benefit of Purchasers a pledge of the equity securities held by (A) the US Loan Parties and (B) the Canadian Loan Parties with respect to the Canadian Notes and related obligations, in form and substance acceptable to Agent as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof (the "Pledge Agreements") and
         (iv) a collateral patent, trademark, copyright and license acknowledgement in form and substance as set forth in Exhibit D attached hereto (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "IP Acknowledgement"). The Loan Parties shall have executed and delivered to Agent, for the benefit of the Purchasers, such financing statements and other instruments (collectively, "Financing Statements") as Agent shall require in order to perfect and maintain the continued perfection of the security interest created by the Security Agreement. Agent shall have received reports of filings with appropriate government agencies showing that there are no Liens on the Collateral other than Permitted Liens.

                  (d) Mortgage and Title Insurance. Agent shall have received (i) an ALTA mortgagee's policy of title insurance (ALTA Revised 1987 Form or such other form acceptable to Agent) in favor of Agent with respect to each parcel of owned real estate located in the United States, issued by a title company and in an amount satisfactory to Agent in its Permitted Discretion, showing that the applicable Loan Party is the owner of such parcel and has good and marketable title thereto and insuring that the mortgage (in form and substance as set forth in Exhibit E attached hereto) covering such parcel constitutes a valid Lien on such parcel, subject only to Permitted Liens and other matters approved by Agent in its Permitted Discretion, each such policy to be in such form and containing such endorsements as may be required by Agent in its Permitted Discretion, (ii) evidence that all premiums with respect to such title insurance policies shall have been paid in full by the Loan Parties, and (iii) a survey of each parcel of Real Estate and the real estate subject to any leasehold estate identified on
         Schedule 4.1(d) in sufficient detail to permit the elimination of any survey exceptions to the title policy insuring the Lien of such Mortgage and otherwise satisfactory to Agent in its Permitted Discretion;

                  (e) Environmental Reports. Agent shall have received reports covering the Loan Parties' properties in form and substance satisfactory to Agent regarding the Loan Parties' compliance with Environmental Laws.

                  (f) Landlord Waivers and Consents. The Loan Parties shall have delivered to Agent a Landlord Waiver and Consent for each property leased for the properties located in Conyers, Georgia, Belle Chase, Louisiana, Houston, Texas, Sand Springs, Oklahoma and San Leandro, California and for each other property lease, if any, for which the consent of the landlord is needed in connection with any change of control of the tenant, each in form and substance satisfactory to Purchaser.

                  (g) LLC Agreement. CorrPro Investments, LLC and each of its members shall have entered into the LLC Agreement.

                  (h) Management Fee Subordination Agreement. Agent, Purchasers and Wingate shall have executed the Management Fee Subordination Agreement.

                  (i) Investment Documents. Parent and CorrPro Investments LLC shall have executed the Investment Documents on terms reasonably satisfactory to Agent and Purchasers.

                  (j) Closing Documents. The Loan Parties will have delivered or caused to be delivered to Agent all of the following documents in form and substance satisfactory to Agent:

                           (i) the US Notes (as designated by Agent and Purchasers pursuant to Section 2.1(a) and Annex A hereof) in aggregate original principal amounts as set forth herein, duly completed and executed by the US Loan Parties;

                           (ii) the Canadian Notes (as designated by Agent and Purchasers pursuant to Section 2.1(b) and Annex A hereof) in aggregate original principal amounts as set forth herein, duly completed and executed by the Canadian Loan Parties;

                           (iii) the Warrants (as designated by Agent and Purchasers pursuant to Section 2.2 and Annex A hereof) evidencing the right to acquire the number of shares of Common Stock of Parent set forth in Section 2.2 and Annex B hereof, subject to adjustment from time to time in accordance with the terms thereof;

                           (iv) certificates of good standing dated not more than 10 Business Days prior to the Closing Date for each of the Loan Parties issued by their respective jurisdictions of organization and each jurisdiction where they are qualified to operate as a foreign corporation, or its equivalent except for such jurisdiction where the failure to so qualify would not reasonably be likely to have or result in a Material Adverse Effect;

                           (v) a copy of the Charter Documents of each of the Loan Parties, certified by the appropriate governmental official of the jurisdiction of its organization as of a date not more than 10 Business Days prior to the Closing Date;

                           (vi) a copy of the By-laws of each of the Loan Parties, certified as of the Closing Date by the secretary, assistant secretary, manager or general partner, as applicable, of each respective Loan Party;

                           (vii) a certificate of the secretary, assistant secretary, managing director, manager or general partner of each of the Loan Parties, certifying as to the names and true signatures of the officers or other authorized person of the respective Loan Party authorized to sign this Agreement and the other documents to be delivered by the respective Loan Party hereunder;

                           (viii) copies of the resolutions duly adopted by the each of the Loan Party's board of directors, general partners, board of managers or other governing body, authorizing the execution, delivery and performance by the respective Loan Party of this Agreement and each of the other agreements, instruments and documents contemplated hereby to which the respective Loan Party is a party, and the consummation of all of the other Transactions, certified as of the Closing Date by the secretary, assistant secretary, manager or general partner of the respective Loan Party;

                           (ix) a certificate dated as of the Closing Date from an officer, general partner or manager of each of the Loan Parties stating that the conditions specified in this
                  Section 4.1 have been fully satisfied or waived by Agent;

                           (x) certificates of insurance evidencing the existence of all insurance required to be maintained by the Loan Parties pursuant to Section 7.1(c), and Agent shall be satisfied with the type and extent of such coverage;

                           (xi) opinions of Hahn Loeser & Parks LLP, counsel to the Loan Parties, and special counsel for the Loan Parties, including, without limitation, appropriate Canadian counsel licensed in such provinces of Canada as requested by Agent, in each case in form and substance satisfactory to Agent;

                           (xii) copies of all material leases to which any of the Loan Parties is a party; and

                           (xiii) such other documents relating to the Transactions contemplated by this Agreement as Agent or its special counsel may reasonably request.

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

                  (k)      Purchaser's Fees and Expenses.

                           (i) Closing Processing Fee: On the Closing Date, the Loan Parties shall pay the Closing Processing Fee to ACFS (and the Loan Parties hereby authorize Agent to deduct the Closing Processing Fee from the aggregate proceeds from the sales of the Securities by the Loan Parties);

                           (ii) Initial Administrative Fee. On the Closing Date, the Loan Parties shall have paid the initial yearly Administrative Fee to ACFS (and the Loan Parties hereby authorize Agent to deduct the initial Administrative Fee from the aggregate proceeds of the sale of the Securities by the Loan Parties); and

                           (iii) Other Fees and Expenses. On the Closing Date, the Loan Parties shall have paid the fees and expenses of Agent and Purchasers, payable by the Loan Parties pursuant to Section 14.4 hereof (and the Loan Parties hereby authorize Agent to deduct from the aggregate proceeds of the sale of the Securities by the Loan Parties, all such amounts).

                  (l) Legal Investment. On the Closing Date, Purchasers' purchases of the Securities shall not be prohibited by any applicable law, rule or regulation of any Governmental Authority (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System) as a result of the promulgation or enactment thereof or any changes therein, or change in the interpretation thereof by any Governmental Authority, subsequent to the date of this Agreement.

                  (m) Proceedings. All proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto will be satisfactory in form and substance to Agent and its special counsel and to Purchaser and its special counsel.

                  (n) Employment Agreements and Key Employees. The Loan Parties shall have entered into the Employment Agreements to which they are a party. No key executive employee and no group of employees or independent contractors of the Loan Parties has given notice that they intend to terminate his, her or their employment or relationship with the Loan Parties.

                  (o) Financial Condition. Parent shall have, on a Consolidated basis, as of the Closing Date, after giving effect to the payment of (i) prior Indebtedness, (ii) all fees payable to Purchasers under the terms of this Agreement, and (iii) all costs and expenses arising as a result of the Transactions contemplated by this Agreement, the Senior Credit Agreement and any other Transaction Document to which the Loan Parties are party: (x) adjusted EBITDA (as set forth on Annex C attached hereto) for the twelve month period ending on February 28, 2004 of at least $12,250,000, (y) Debt to EBITDA Ratio of not more than
         3.30 to 1.00, and (z) available cash and immediately accessible availability in an amount greater than $5,000,000 on the Closing Date.

                  (p) Equity. Parent shall have received no less than $13,000,000 consideration for Preferred Stock in form and substance acceptable to Purchasers in their sole discretion.

                  (q) Senior Credit Agreement. The Loan Parties shall have entered into the Senior Credit Agreement in form and substance acceptable to Purchasers in their sole discretion.

                  (r) Senior Subordination Agreement. Agent, Purchasers and the Senior Lender shall have executed the Senior Subordination Agreement.

                  (s) Existing Indebtedness. All in form and substance satisfactory to Agent in its Permitted Discretion, Agent shall have received evidence (i) of repayment in full and termination of all liabilities and obligations of the Loan Parties to Bank One, N.A., the Royal Bank of Canada, and The Prudential Insurance Company of America and all related documents, agreements and instruments and of all Liens and UCC or PPSA financing statements and similar statements relating thereto, including, without limitation, any Liens and/or UCC or PPSA financing statements covering or relating to any assets or properties of any equity holders of any Loan Party, (ii) of release and termination of, or Agent's authority to release and terminate, any and all Liens and/or UCC or PPSA financing statements and similar statements in, on, against or with respect to any assets or property of the Loan Parties (other than Permitted Liens), and (iii) that any and all existing lockbox arrangements are terminated.

                  (t) Middle East Operations. Agent shall have received evidence satisfactory to Agent that Parent has received proceeds in connection with the pending divestiture of Parent's Middle East operations such that the Net Proceeds are at least $2,500,000.

                  (u) Waiver. Any condition specified in this Section 4.1 may be waived by Agent; provided that no such waiver will be effective against Agent unless it is set forth in a writing executed by Agent.

                                   ARTICLE 5
               REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES

         5.1. Representations and Warranties of Loan Parties. As a material inducement to Agent and Purchasers to enter into this Agreement and purchase the Notes and the Warrants, the Loan Parties, jointly and severally, hereby represent and warrant to Agent and Purchasers as follows:

                  (a) Organization and Power. Each of the Loan Parties is duly organized, validly existing and in good standing under the laws of its state of organization. Each of the Loan Parties has all requisite corporate or other organizational power and authority and all material licenses, permits, approvals and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the Transactions, and is qualified to do business in the jurisdictions listed on the "Organizational Schedule" attached hereto as Schedule 5.1(a), which includes every jurisdiction where the failure to so qualify might reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties has its principal place of business as set forth on the "Organizational Schedule." The copies of the

         Charter Documents and By-Laws of the Loan Parties that have been furnished to Agent reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

                  (b) Principal Business. The Loan Parties are primarily engaged in the business of providing corrosion control related services, systems, equipment and materials to the infrastructure, environmental and energy markets, including (i) corrosion control engineering services, systems and equipment, (ii) coating services and
         (iii) pipeline integrity and risk assessment services (the "Business").

                  (c)      Financial Statements and Financial Projections.

                           (i) Financial Statements. The Loan Parties have delivered to Agent copies of their audited consolidated year-end financial statements for and as of the end of the three fiscal years ended March 31, 2003 and unaudited interim statements for the fiscal quarters ended June 30, 2003, September 30, 2003 and December 31, 2003 (the "Financial Statements"). The Financial Statements were compiled from the books and records maintained by the Loan Parties' management, are correct and complete and fairly represent the consolidated financial condition of the Loan Parties as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP except as set forth on the "Financial Statements Exception Schedule" attached hereto as Schedule 5.1(c).

                           (ii) Financial Projections. The Loan Parties have delivered to Agent financial projections of the Loan Parties for the period April 1, 2003 through March 31, 2008 derived from various assumptions of the Loan Parties' management (the "Financial Projections"). The Financial Projections represent a reasonable estimate of possible results in light of the history of the Business and the Loan Parties, present and foreseeable conditions and the intentions of the Loan Parties' management. The Financial Projections accurately reflect the liabilities of the Loan Parties upon consummation of the transactions contemplated hereby as of the Closing Date.

                           (iii) Accuracy of Financial Statements. The Loan Parties do not have any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Financial Statements or in the notes thereto, except as set forth on Schedule 5.1(c) and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Loan Parties which may reasonably be expected to be or result in a Material Adverse Effect.

                  (d) Capitalization and Related Matters. As of the Closing Date and immediately thereafter, the authorized capital stock of Parent and the shares of stock that are issued , outstanding and reserved for issuance upon exercise of the Warrants are as set forth on the Organizational Schedule. As of the Closing Date, except as set forth on the Organizational Schedule, the authorized capital stock of each of the other Loan Parties and the number and ownership of all outstanding capital stock of each of the other Loan

         Parties is as set forth on the Organizational Schedule. As of the Closing Date, none of the Loan Parties will have outstanding any capital stock or securities convertible or exchangeable for any shares of its capital stock except as set forth on the Organizational Schedule and none will have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock except as set forth on the Organizational Schedule. As of the Closing Date, none of the Loan Parties will be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock, except as set forth herein, in the Charter Documents and as set forth on the Organizational Schedule, respectively, as in effect on the date hereof. As of the Closing, all of the outstanding shares of each Loan Party's capital stock will be validly issued, fully paid and nonassessable. There are no statutory or, except as set forth on the Organizational Schedule, contractual stockholders' preemptive rights with respect to the issuance of the Warrants hereunder. Assuming the truthfulness of the representations made by Purchaser herein, none of the Loan Parties has violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Securities hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best knowledge of Parent, there are no agreements among Parent's stockholders with respect to the voting or transfer of Parent's capital stock other than as contemplated in the Purchase Documents and the Investment Documents.

                  (e) Subsidiaries. The Loan Parties do not own, or hold any rights to acquire, any shares of stock or any other security or interest in any other Person, and the Loan Parties have no Subsidiaries, except in each case as set forth on the Organizational Schedule.

                  (f) Authorization; No Breach. The execution, delivery and performance of this Agreement, the other Purchase Documents, the Senior Credit Agreement, the Investment Documents and all other agreements contemplated hereby and thereby to which each of the Loan Parties is a party (collectively, the "Transaction Documents"), and the consummation of the Transactions have been duly authorized by each of the Loan Parties. The execution and delivery by each of the Loan Parties of the Purchase Documents do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) except as created pursuant to the Security Documents, result in the creation of any Lien upon any of the Loan Parties' capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority pursuant to, the Charter Documents of any of the Loan Parties, or any law, statute, rule or regulation to which any of the Loan Parties is subject, or any agreement, instrument, order, judgment or decree to which any of the Loan Parties is a party or to which they or their assets are subject.

                  (g) Governmental Approvals. Except as specifically provided by the Purchase Documents, no registration with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with the consummation of the Transactions by the Loan Parties.

                  (h) Enforceability. This Agreement constitutes, and each of the other Purchase Documents when duly executed and delivered by each of the Loan Parties who are parties thereto will constitute, legal, valid and binding obligations of each of the Loan Parties enforceable in accordance with their respective terms subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

                  (i) No Material Adverse Change. Since September 30, 2003, there has been no event or occurrence that is likely to have a Material Adverse Effect.

                  (j) Litigation. Except as described in the "Litigation Schedule" attached hereto as Schedule 5.1(j) there is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against any Loan Party that (a) questions or could reasonably be expected to prevent or affect the validity of any of the Purchases or the right of such Loan Party to enter into any Purchase or to consummate the transactions contemplated thereby or (b) could reasonably be expected to be, have or result in, either individually or in the aggregate, any Material Adverse Change or Material Adverse Effect. No Loan Party is aware that there is any basis for the foregoing. No Loan Party is a party or subject to any order, writ, injunction, judgment or decree of any Governmental Authority. As of the Closing Date, there is no action, suit, proceeding or investigation initiated by any Loan Party currently pending. Except as disclosed in the financial statements most recently delivered to Agent hereunder, no Loan Party has any existing accrued and/or unpaid Indebtedness to any Governmental Authority or any other governmental payor.

                  (k) Compliance with Laws. Each Loan Party (a) except as set forth on the Compliance Schedule attached hereto as Schedule 5.1(k), is in compliance with all laws, statutes, rules, regulations, ordinances and tariffs of any Governmental Authority applicable to such Loan Party, the Business and/or such Loan Party's assets or operations, including, without limitation, ERISA and any laws or regulations pertaining to the Business, and (b) is not in violation of any order of any Governmental Authority or other board or tribunal, except, in the case of both (a) and (b), where noncompliance or violation could not reasonably be expected to be, have or result in a Material Adverse Effect. To the Loan Parties' knowledge, there is no event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in any noncompliance with, or any violation of, any of the foregoing, in each case except where noncompliance or violation could not reasonably be expected to be, have or result in a Material Adverse Effect. No Loan Party has received any notice that any Loan Party is not in material compliance in any respect with any of the requirements of any of the foregoing. No Loan Party has
         (i) engaged in any Prohibited Transactions as defined in Section 406 of ERISA and Section 4975 of the Code, (ii) failed to meet any applicable minimum funding requirements under Section 302 of ERISA in respect of its plans and no funding requirements have been postponed or delayed,
         (iii) knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any of the employee benefit plans, (iv) any fiduciary responsibility under ERISA for investments with respect to any plan existing for the benefit of Persons other than its employees or former employees, or (v) withdrawn, completely or partially, from any multi-employer pension plans so as to incur liability under the MultiEmployer Pension Plan Amendments of 1980. With respect to each Loan Party, there exists no event described in Section 4043 of ERISA, excluding Subsections 4043(b)(2) and 4043(b)(3) thereof, for which the thirty (30) day notice period contained in 12 C.F.R. Section 2615.3 has not been waived. With respect to each scheme or arrangement mandated by a government other than the United States providing for post-employment benefits (each, a "Foreign Government Scheme or Arrangement") and with respect to each employee benefit plan maintained or contributed to by any Loan Party that is not subject to United States law providing for post-employment benefits (each, a "Foreign Plan"): (i) all employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the liability of each Loan Party with respect to a Foreign Plan is reflected in accordance with normal accounting practices on the financial statements of such Loan Party, as the case may be; (iii) each Foreign Plan is funded in accordance with applicable law; and (iv) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities. Each Loan Party has maintained in all material respects all records required to be maintained by any applicable Governmental Authority. No Loan Party has engaged, or does engage, directly or indirectly, in any business other than the Business.

                  (l) Environmental Protection. Except as specified in "Environmental Schedule" attached hereto as Schedule 5.1(l), each Loan Party is in compliance in all material respects with all applicable Environmental Laws. Except as set forth on Schedule 5.1(l), no Loan Party has been notified of any action, suit, proceeding or investigation (a) relating in any way to compliance by or liability of such Loan Party under any Environmental Laws, (b) which otherwise deals with any Hazardous Substance or any Environmental Law, or (c) which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Substance.

                  (m) Legal Investments; Use of Proceeds. The Loan Parties will use the proceeds from the sale of the Notes to refinance certain existing indebtedness and pay certain transaction expenses related thereto. The Loan Parties are not engaged in the business of extending credit for the purpose of purchasing or carrying any "margin stock" or "margin security" (within the meaning of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of the sale of the Notes will be used to purchase or carry any margin stock or margin security or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin security.

                  (n) Taxes. Each of the Loan Parties has filed or caused to be filed all federal, state and local tax returns that are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, including payroll taxes, except only for taxes that such Loan Party is currently contesting in good faith and for which adequate reserves have been established.

                  (o)      Intentionally Omitted.

                  (p) Investment Company Act; Public Utility Holding Company Act. None of the Loan Parties is (a) an "investment company" or "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (q) Properties; Security Interests. Except as set forth on the "Properties Schedule" attached hereto as Schedule 5.1 (q), each Loan Party is the sole owner and has good, valid and marketable title to, or a valid leasehold interest in, license of, or right to use, all of its properties and assets, whether personal or real, free and clear of all Liens other than Permitted Liens. Schedule 5.4 lists as of the Closing Date (i) the locations of the chief executive office of each Loan Party and all other locations of Collateral and all books and records in connection therewith or in any way relating thereto or evidencing the Collateral, (ii) identifies the common address and use of each such location, (iii) indicates whether such location is owned or leased by such Loan Party or whether such Loan Party is entitled to occupy or use such location by virtue of a license or easement, (iv) if such location is leased, describes the parties to and date of such lease and the name and current address of the landlord under the lease,
         (v) if such location is owned, sets forth a complete and accurate legal description for such location and (vi) if such Loan Party occupies or uses such location by virtue of a license or easement agreement, describes such license or easement agreement with reasonable specificity. Each Loan Party enjoys peaceful and undisturbed possession under all such leases as of the Closing Date and such leases are valid and subsisting and are in full force and effect. As of the Closing Date all tangible personal property and tangible assets of each Loan Party are in good repair, working order and condition (normal wear and tear excepted) and are suitable and adequate for the uses for which they are being used or are intended. The Security Agreement creates and grants to Agent a valid and perfected first priority security interest in all the collateral thereunder, subject only to Liens granted to the Senior Lenders and Permitted Liens.

                  (r) Intellectual Property; Licenses. Except as set forth on the "Intellectual Property Schedule" attached hereto as Schedule 5.1(r) as of the Closing Date or as thereafter otherwise disclosed in writing to Agent from time to time, no Loan Party owns, licenses or utilizes any registered patents, patent applications, registered trademarks, trademark applications, registered service marks, service mark applications, registered copyrights or copyright applications, or any material trade names, software or licenses. Each Loan Party owns directly, or is entitled to use by license or otherwise, all Intellectual Property of any Person used in, necessary for or material to the conduct of such Loan Party's businesses. All such items listed on the Intellectual Property Schedule as of the Closing Date are and, at all times after the Closing Date (except to the extent no longer deemed necessary for or material to the conduct of the businesses of the Loan

         Parties in the good faith business judgment of the Loan Parties) will be: (a) subsisting and have not been adjudged invalid or unenforceable, in whole or part, (b) valid and enforceable, and (c) in full force and effect and not in known conflict with the rights of any Person. Each Loan Party has made all filings and recordations necessary in the exercise of reasonable and prudent business judgment to protect its interest in the material components of the Intellectual Property of such Loan Party in the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Patent Office, Canadian Trademark Office or Canadian Copyright Office, as applicable, and in corresponding offices throughout the world, as appropriate in the exercise of reasonable and prudent business judgment by the Loan Parties based on the Loan Parties' operations. Each Loan Party has performed and will continue to perform all acts and has paid and will continue to pay all required fees and taxes to maintain each and every item of the Intellectual Property of such Loan Party in full force and effect throughout the world, as applicable, except such items of Intellectual Property as are no longer deemed necessary for or material to the conduct of the businesses of the Loan Parties in the reasonable business judgment of the Loan Parties. No litigation is pending or, to the knowledge of each Loan Party, threatened which contains allegations respecting the validity, enforceability, infringement or ownership of any of the Intellectual Property of such Loan Party. No Loan Party is in breach of or default under the provisions of any of the foregoing, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which would reasonably be expected to be, have or result in a Material Adverse Effect.

                  (s)      Solvency. After giving effect to the Transactions,
         (i) the fair value of the assets of the Loan Parties, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Loan Parties will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) the Loan Parties will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) the Loan Parties will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

                  (t) Complete Disclosure. No Purchase Document nor any other written agreement, document, certificate, or statement furnished to Agent or any Purchaser by or on behalf of any Loan Party or Wingate in connection with the transactions contemplated by or pursuant to the Purchase Documents, nor any representation or warranty made by any Loan Party or Wingate in any Purchase Document, contains any untrue statement of material fact or omits to state any fact necessary to make the factual statements therein taken as a whole not materially misleading in light of the circumstances under which it was furnished. There is no fact known to any Loan Party or, to the best knowledge of the Loan Parties, Wingate which has not been disclosed to Agent in writing which could reasonably be expected to be, have or result in a Material Adverse Effect.

                  (u) Side Agreements. Neither the Loan Parties nor any Affiliate of the Loan Parties nor any director, officer or employee of the Loan Parties or any of their Affiliates, respectively, has entered into, as of the date hereof, any side agreement, either oral or written, with any individual or business, pursuant to which the director, officer, employee, Loan Parties or Affiliate agreed to do anything beyond the requirements of the formal, written contracts executed by the Loan Parties and disclosed to Purchasers and Agent herein.

                  (v) Broker's or Finder's Commissions. No broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by the Loan Parties or any of its officers, directors or agents with respect to the issue of the Notes, the Warrants or the transactions contemplated by this Agreement, including without limitation the Transactions, except for fees payable (i) pursuant to the terms of the Investment Documents not to exceed $500,000; (ii) to Wingate and its Affiliates not to exceed $400,000 per annum pursuant to the terms of the Management Fee Subordination Agreement; (iii) by Parent to Brown Gibbons Lang & Co. not to exceed $1,470,000; and (iv) to Purchasers and Agent. The Loan Parties agree to indemnify Agent and Purchasers and hold them harmless from against any claim, demand or liability for broker's or finder's or placement fees or similar commissions, whether or not payable by the Loan Parties, alleged to have been incurred in connection with such transactions, other than any broker's or finder's fees payable to Persons engaged by Agent or Purchasers without the knowledge of the Loan Parties.

                  (w) Government Contracts. All Government Contracts which constitute Material Contracts and have a remaining term of twelve (12) months or longer are listed on Schedule 5.1(w). No notice of suspension, disbarment, cure notice, show cause notice or notice of termination for default has been received by any Loan Party (or to the best of such Loan Party's knowledge issued) in connection with any Government Contract listed on Schedule 5.1(w), and such Loan Party is not a party to any pending, or to such Loan Party's knowledge threatened, suspension, debarment or termination for default issued by any Governmental Authority or other adverse government action or proceeding in connection with any Government Contract listed on
         Schedule 5.1(w).

                  (x) Assignment of Government Contracts. No existing Government Contracts of any Loan Party (and no present or future interest of such Loan Party, in whole or in part, in, to or under any such Government Contract) is currently assigned, pledged, hypothecated or otherwise transferred by the Loan Parties to any person or entity (other than the Senior Lenders).

                  (y) Material Contracts. No default (after any applicable grace or cure period has expired or been cancelled) shall exist pursuant to any obligations of any Loan Party, if any, under any Material Contract, which default, if not remedied would have a Material Adverse Effect.

                  (z) OFAC. No Loan Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to
         Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With

         Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury's Office of Foreign Assets Control regulation or executive order.

                  (aa) Patriot Act. Each Loan Party is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

                  (bb) Canadian Pension Plan and Benefits Plans. As of the Closing Date, the "Canadian Pension Plans Schedule" attached hereto as
         Schedule 5.1(bb) lists all Canadian Benefit Plans and Canadian Pension Plans currently maintained or contributed to by each Loan Party. The Canadian Pension Plans are duly registered under the Income Tax Act and all other applicable laws which require registration. Each Loan Party has complied with and performed all of its obligations in all material respects under and in respect of the Canadian Pension Plans and Canadian Benefit Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations). All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as set forth on Schedule 5.1(bb), there are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as set forth on
         Schedule 5.1(bb), each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles).

         5.2. Absolute Reliance on the Representations and Warranties. Each Loan Party agrees that the representations and warranties contained herein and in the other Purchase Documents are made with the knowledge and intention that Agent and Purchaser are relying and will rely thereon. All representations and warranties contained in this Agreement and any financial statements, instruments, certificates, schedules or other documents delivered in connection herewith, shall survive the execution and delivery of this Agreement, regardless of any investigation made by Agent or Purchasers or on Agent's or Purchasers' behalf.

                                    ARTICLE 6
                                TRANSFER OF NOTES

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

         6.1. Restricted Securities. Purchasers acknowledge that the Securities have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and that the Loan Parties are not required to register the Notes or the Warrants, as the case may be.

         6.2. Legends; Purchaser's Representations. Each of the Purchasers hereby represents and warrants to the Loan Parties that it is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and is acquiring the Securities for investment for its own account, with no present intention of dividing its participation with others (except for a potential transfer or transfers of the Securities to an Affiliate or Affiliates of Purchasers) or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws. The Loan Parties may place an appropriate legend on the Securities owned by Purchasers concerning the restrictions set forth in this Article 6. Upon the assignment or transfer by Purchasers or any of its successors or assignees of all or any part of the Securities, the term "Purchaser" as used herein shall thereafter mean, to the extent thereof, the then holder or holders of such Securities, or portion thereof.

         6.3. Transfer of Notes. Subject to Section 6.2 hereof, a holder of a Note may transfer such Note to a new holder, or may exchange such Note for Notes of different denominations (but in no event of denominations of less than $100,000 in original principal amount), by surrendering such Note to the Loan Parties duly endorsed for transfer or accompanied by a duly executed instrument of transfer naming the new holder (or the current holder if submitted for exchange only), together with written instructions for the issuance of one or more new Notes specifying the respective principal amounts of each new Note and the name of each new holder and each address therefor. The Loan Parties shall simultaneously deliver to such holder or its designee such new Notes, shall mark the surrendered Notes as canceled and shall provide notice of such transfer to Agent. In lieu of the foregoing procedures, a holder may assign a Note (in whole but not in part) to a new holder by sending written notice to the Loan Parties and Agent of such assignment specifying the new holder's name and address; in such case, the Loan Parties shall promptly acknowledge such assignment in writing to both the old and new holder. The Loan Parties shall not be required to recognize any subsequent holder of a Note unless and until the Loan Parties have received reasonable assurance that all applicable transfer taxes have been paid.

         6.4. Replacement of Lost Securities. Upon receipt of evidence reasonably satisfactory to the Loan Parties of the mutilation, destruction, loss or theft of any Securities and the ownership thereof, the Loan Parties shall, upon the written request of the holder of such Securities, execute and deliver in replacement thereof new Securities in the same form, in the same original principal amount and dated the same date as the Securities so mutilated, destroyed, lost or stolen; and such Securities so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Securities being replaced have been mutilated, they shall be surrendered to the Loan Parties; and if such replaced Securities have been destroyed, lost or stolen, such holder shall furnish the Loan Parties with an indemnity in writing to save it harmless in respect of such replaced Security.

         6.5.     No Other Representations Affected. Nothing contained in this
Article 6 shall limit the full force or effect of any representation, agreement or warranty made herein or in connection herewith to Purchaser.

                                    ARTICLE 7
                                    COVENANTS

         7.1. Affirmative Covenants. The Loan Parties, jointly and severally, covenant that, so long as all or any of the principal amount of the Notes or any interest thereon shall remain outstanding, and, thereafter, with respect to clauses (a), (b), (c), (d), (e)(i), (e)(ii), and (o) so long as ACAS owns at least 50% of the Warrants or Underlying Common Stock held at Closing, the Loan Parties shall and shall cause each of its Subsidiaries to:

                  (a) Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

                  (b) Businesses and Properties; Compliance with Laws. At all times (i) do or cause to be done all things necessary to preserve, renew, extend and keep in full force and effect the rights, licenses, registrations, permits, certifications, approvals, consents, franchises, patents, copyrights, trademarks and trade names, and any other authorizations which may be material to the conduct of their businesses; (ii) comply in all material respects with all laws and regulations applicable to the operation of such business, including but not limited to, all Environmental Laws, whether now in effect or hereafter enacted and with all other applicable laws and regulations, except where the failure could not reasonably be expected to be, have or result in a Material Adverse Effect; (iii) maintain, preserve and protect all property material to the conduct of such business, and (iv) except for obsolete or worn out equipment, keep their property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

                  (c) Insurance. Maintain insurance required by the Purchase Documents, including but not limited to: (i) coverage on their insurable properties (including all inventory, equipment and real property) against the perils of fire, theft and burglary; (ii) public liability; (iii) workers' compensation; (iv) business interruption; (v) product liability; and (vi) such other risks as are customary with companies similarly situated and in the same or similar business as that of the Loan Parties under policies issued by financially sound and reputable insurers in such amounts as are customary with companies similarly situated and in the same or similar business. Each of the Loan Parties shall pay all insurance premiums payable by it and shall deliver the policy or policies of such insurance (or certificates of insurance with copies of such policies) to Agent. All insurance policies of the Loan Parties shall contain endorsements, in form and substance reasonably satisfactory to Agent, providing that the insurance shall not be cancelable except upon thirty (30) days' prior written notice to Agent. Agent, on behalf of Purchasers, shall be shown as a loss payee and/or an additional named insured party, as applicable, under all such insurance policies, subject to the terms of the Senior Subordination Agreement.

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

                  (d) Obligations and Taxes. Except where the failure to comply, pay, file or perform would not reasonably be expected to be, have or result in a Material Adverse Effect, pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits or in respect of their properties before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens or charges upon such properties or any part thereof; provided, however, that the Loan Parties shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Loan Parties shall have set aside on their books adequate reserves with respect thereto.

                  (e)      Financial Statements; Reports. Furnish to Agent:

                           (i) Annual Statements. Within ninety (90) days after the end of each fiscal year of the Parent and its Consolidated Subsidiaries, audited annual consolidated financial statements and unaudited annual consolidating financial statements of Parent and its Consolidated Subsidiaries, including the notes thereto, consisting of consolidated and consolidating balance sheets at the end of such completed fiscal year and the related consolidated and consolidating statements of income, retained earnings, cash flows and owners' equity for such completed fiscal year, which financial statements shall be prepared and certified without qualification by KPMG, LLP or any other independent certified public accounting firm satisfactory to Agent in its Permitted Discretion and accompanied by related management letters, if available.

                           (ii) Quarterly Statements. Within forty-five (45) calendar days after the end of each fiscal quarter of the Parent and its Consolidated Subsidiaries (other than the last fiscal quarter of each fiscal year), unaudited consolidated and consolidating financial statements of Loan Parties and their Consolidated Subsidiaries consisting of a balance sheet and statements of income, retained earnings and cash flows and owners' equity as of the end of the immediately preceding fiscal quarter.

                           (iii) Monthly Statements. Within thirty (30) calendar days after the end of each calendar month, unaudited financial statements (including a balance sheet and cash flow and income statements) showing the financial condition and results of operations of the Parent and its Consolidated Subsidiaries as of the end of each such month and for the then elapsed portion of the current fiscal year, together with comparisons to the corresponding periods in the preceding year and the budget for such periods, accompanied by a certificate of an officer that such financial statements have been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

                           (iv)     Format; Management Report; Certificate of
                  Compliance: Each balance sheet, operations statement and cash flow statement furnished to Agent or

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

                  Purchasers pursuant to subsections (i) and (ii) of this 7.1(e) will be furnished by an electronic means in Excel spreadsheet format containing such line items and other formatting requirements as may be reasonably specified by Agent. Each financial statement furnished to Agent pursuant to subsections
                  (i) and (ii) of this Section 7.1(e) shall be accompanied by
                  (A) a written narrative report by the management of the Loan Parties explaining material developments and trends in the Business and such financial statements and (B) a written certificate signed by the Loan Parties' chief financial officer to the effect that no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Loan Parties to remedy the same, and a compliance certificate in the form of Exhibit F showing the Loan Parties' compliance with the covenants set forth in Section 7.3.

                           (v) Accountant Reports. Promptly upon the receipt thereof, copies of all reports, if any, submitted to the Loan Parties by independent certified public accountants in connection with each annual, interim or special audit or review of the financial statements of the Loan Parties made by such accountants, including but not limited to, any comment letter submitted by such accountants to management in connection with any annual review.

                           (vi) Projections. On or prior to the Closing Date and for each fiscal year of the Loan Parties thereafter not less than thirty (30) calendar days prior to the commencement of such fiscal year, consolidated and consolidating month by month projected operating budgets, projections, profit and loss statements, income statements, balance sheets and cash flow reports of and for the Loan Parties for such upcoming fiscal year (including an income statement for and a balance sheet as at the end of each month), and annual projections for the period commencing each such fiscal year of the Loan Parties through the sooner of five (5) years from such date and March 31, 2011, in each case prepared in accordance with GAAP consistently applied with prior periods (subject to lack of footnotes and year-end adjustments); and within ten (10) days after any material update or amendment of any such plan or forecast, a copy of such update or amendment, including a description of and reasons for such update or amendment. Each such projection, update or amendment shall be accompanied by a written certificate signed by the Loan Parties' chief financial officer to the effect that it has been prepared on the basis of the Loan Parties' historical financial statements and records, together with the assumptions set forth in such projection and that it reflects expectations, after reasonable analysis, of the Loan Parties' management as to the matters set forth therein.

                           (vii) Borrowing Base Certificate. Upon delivery to the Senior Lenders, a copy of each Monthly Borrowing Base Certificate as defined in, and as required by Section 6.1(a), of the Senior Credit Agreement.

                           (viii) Additional Information. Promptly, from time to time, such other information regarding the compliance by the Loan Parties with the terms of this Agreement and the other Purchase Documents or the affairs, operations or condition (financial or otherwise) of the Loan Parties as Agent or Required Purchasers may reasonably request and that is capable of being obtained, produced or generated by the Loan Parties or of which the Loan Parties have knowledge, including, without limitation, all 10-Ks, 10-Qs and other reports and filings made by any Loan Party to the SEC.

                  (f) Notices. Promptly, and in any event upon the earlier to occur of (x) (5) Business Days after any Loan Party or any authorized officer of any Loan Party obtains knowledge thereof, and (y) ten (10) Business Days after the occurrence, notify Agent in writing of
         (i) any pending or threatened litigation, suit, investigation, arbitration, dispute resolution proceeding or administrative or regulatory proceeding brought or initiated by or against any Loan Party or otherwise affecting or involving or relating to any Loan Party or any Loan Party's property or assets to the extent (A) the amount in controversy exceeds $250,000 individually or $500,000 in the aggregate for all such events, or (B) to the extent any of the foregoing seeks injunctive relief against a Loan Party which could reasonably be expected to be, have or result in a Material Adverse Effect, (ii) any Default or Event of Default, which notice shall specify the nature and status thereof, the period of existence thereof and what action is proposed to be taken with respect thereto, (iii) any other development, event, fact, circumstance or condition that could reasonably be expected to be, have or result in a Material Adverse Effect, in each case describing the nature and status thereof and the action proposed to be taken with respect thereto, (iv) any matter(s) in the amount of $250,000, individually or $500,000 in the aggregate, in existence at any one time adversely affecting the value, enforceability or collectability of any of the Collateral, (v) any notice given or received by any Loan Party to or from any other lenders of Indebtedness of any such Loan Party in the amount of not less than $250,000 individually or $500,000 in the aggregate, and shall furnish to Agent a copy of such notice, (vi) receipt of any notice or request from any Governmental Authority regarding any liability or claim of liability in the amount equal to or exceeding $250,000 individually or $500,000 in the aggregate, (vii) receipt of any notice by any Loan Party regarding termination of any lease of real property (other than by expiration of the term) or any senior executive, (viii) if any Account or other Collateral becomes evidenced or secured by an Instrument or Chattel Paper, (ix) the filing, recording or assessment of any federal, state, local or foreign tax liens securing an amount of not less than $250,000 individually or $500,000 in the aggregate against the Collateral or any Loan Party, (x) any action taken or threatened to be taken by any Governmental Authority (or any notice of any of the foregoing) with respect to any Loan Party which could reasonably be expected to be, have or result in a Material Adverse Effect or with respect to any Collateral, (xi) any change in the corporate or legal name or the organization identification number of any Loan Party, (xii) the loss, termination or expiration of any contract to which any Loan Party is a party or by which its properties or assets are subject or bound, which could reasonably be expected to be, have or result in a Material Adverse Effect, (xiii) any event or occurrence affecting any Foreign Government Scheme or Arrangement or Foreign Plan, (xiv) as soon as possible, and in any event within thirty (30) days after the Loan Parties know or have reason to know thereof, notice of (A) the establishment by the Loan Parties of any Plan, (B) the commencement by the Loan

         Parties of contributions to a Multiemployer Plan, (C) any failure by the Loan Parties or any of their ERISA Affiliates to make contributions required by Section 302 of ERISA (whether or not such requirement is waived pursuant to Section 303 of ERISA), or (D) the occurrence of any Reportable Event with respect to any Plan or Multiemployer Plan for which the reporting requirement is not waived, together with a statement of an officer setting forth details as to such Reportable Event and the action which the Loan Parties propose to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if any such notice was provided by the Loan Parties, and (ii) promptly after receipt thereof, a copy of any notice the Loan Parties may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Multiemployer Plan, or to appoint a trustee to administer any Plan or Multiemployer Plan, and/or (xv) promptly after receipt thereof, a copy of any notice of withdrawal liability from any Multiemployer Plan.

                  (g) Consents. Obtain and deliver to Agent from time to time all required consents, approvals and agreements from such third parties as Agent shall determine are necessary or desirable in its Permitted Discretion and that are satisfactory to Agent in its Permitted Discretion with respect to (i) the Purchase Documents and the transactions contemplated thereby, (ii) claims against any Loan Party or the Collateral, and/or (iii) any agreements, consents, documents or instruments to which any Loan Party is a party or by which any properties or assets of any Loan Party or any of the Collateral is or are bound or subject, including, without limitation, Landlord Waivers and Consents with respect to leases.

                  (h) Shareholder/Partner Reports and Government Filings. Furnish to Agent, concurrently with the sending or filing thereof, a copy of any proxy statements, financial statements or reports which Parent has made available to its shareholders in their capacity as shareholders and a copy of any regular material, periodic and special reports or registration statements which any Loan Party files with the Securities and Exchange Commission, any stock exchange or any Governmental Authority.

                  (i)      Intellectual Property. Furnish to Agent within thirty
         (30) calendar days after June 30 and December 31 of each year, a report specifying any material Intellectual Property interests acquired by, obtained by, or licensed to any Loan Party during the six (6)-month period then ended, and shall deliver to Agent, within ten (10) Business Days, documentation to perfect Agent's, for its benefit and the benefit of the Purchasers, Lien in such Intellectual Property, in each case in form and substance acceptable to Agent in its Permitted Discretion.

                  (j) Payroll Taxes. Without limiting or being limited by any other provision of any Purchase Document, retain and use a third-party acceptable to Agent in its Permitted Discretion to process, manage and pay the payroll taxes of the Loan Parties and shall cause to be delivered to Agent within fifteen (15) calendar days after the end of each calendar month, a report of such payroll taxes of the Loan Parties for the immediately preceding calendar month and evidence of payment thereof. Agent acknowledges and agrees that ADP Payroll Services, Inc., the current provider of such services to the Loan Parties, is acceptable as of the date hereof.

                  (k)      Intentionally Omitted.

                  (l) Board Meetings. Provide Agent with written notice of each regular meeting of Parent's Board of Directors at least thirty
         (30) days in advance of such meeting and prior written notice of each special meeting of Parent's Board of Directors at least seven (7) days in advance of such meeting, but in any case such notice shall be delivered no later than the date on which the members of the Board of Directors are notified of such meeting. In addition, Parent will send Agent copies of all reports and materials provided to members of the Board of Directors at meetings or otherwise.

                  (m) ERISA. Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating thereto and furnish to Agent and if so requested by them in writing, Purchasers (i) as soon as possible, and in any event within thirty (30) days after the Loan Parties know or have reason to know thereof, notice of (A) the establishment by the Loan Parties of any Plan, (B) the commencement by the Loan Parties of contributions to a Multiemployer Plan, (C) any failure by the Loan Parties or any of their ERISA Affiliates to make contributions required by Section 302 of ERISA (whether or not such requirement is waived pursuant to Section 303 of ERISA), or (D) the occurrence of any Reportable Event with respect to any Plan or Multiemployer Plan for which the reporting requirement is not waived, together with a statement of an officer setting forth details as to such Reportable Event and the action which the Loan Parties propose to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if any such notice was provided by the Loan Parties, and (ii) promptly after receipt thereof, a copy of any notice the Loan Parties may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Multiemployer Plan, or to appoint a trustee to administer any Plan or Multiemployer Plan, and (iii) promptly after receipt thereof, a copy of any notice of withdrawal liability from any Multiemployer Plan.

                  (n) Maintaining Records; Access to Premises and Inspections. Maintain financial records in accordance with generally accepted practices and, upon reasonable notice, at all reasonable times (and at any time after the occurrence and during the continuation of a Default or Event of Default), permit any authorized representative designated by Agent to visit and inspect the properties and financial records of the Loan Parties and to make extracts from such financial records, and permit any authorized representative designated by Agent or any Purchasers to discuss the affairs, finances and conditions of the Loan Parties with the Loan Parties' chief financial officer and such other officers as the Loan Parties shall deem appropriate, and the Loan Parties' independent public accountants. The Loan Parties will pay, on demand, all out-of-pocket expenses and other reasonable costs and expenses incurred by or on behalf of Agent, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for Agent, accounting due diligence periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of the Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or related to these inspections. Such inspections shall not take place more than three times per calendar year unless an Event of Default exists and is continuing.

                  (o)      Board of Directors.

                           (i) The Parent's Board of Directors shall meet at least once per calendar quarter. If ACAS has a member of the Board of Directors of Parent, such ACAS director shall receive the same compensation as any director designated by Wingate that is an employee of Wingate and, in any case, shall receive reimbursement for reasonable out-of-pocket expenses from the Parent incurred in connection with attendance at Board of Directors, committee and stockholder meetings

                           (ii) In the event ACAS does not have at least one member of the Board of Directors of Parent, Agent may designate one observer, without voting rights, who will be entitled to attend all meetings of the Parent's Board of Directors (including committees) and stockholders. Any observer designated by Agent shall be entitled to notice of all meetings of the Parent's Board of Directors (including committee meetings) and to information provided to Directors. Such observer shall receive the same compensation as any director designated by Wingate that is an employee of Wingate and, in any case, shall receive reimbursement for reasonable out-of-pocket expenses from the Parent incurred in connection with attendance at Board of Directors, committee and stockholder meetings.

                           (iii) The Board of Directors shall maintain an audit committee, which shall be comprised of directors who are not otherwise employed by the Loan Parties.

                  (p) Subsidiaries. Own, directly or indirectly, no less than 100% of the issued and outstanding equity of each Consolidated Subsidiary.

                  (q) Collateral Documents. Subject to the terms of the Senior Subordination Agreement,

                           (i)      On demand by Agent in its Permitted
                  Discretion, each Loan Party shall make available to Agent copies of any and all documents, instruments, materials and other items that relate to, secure, evidence, give rise to or generate or otherwise involve Collateral, including, without limitation, Accounts and Inventory of such Loan Party. Each Loan Party shall (i) execute, obtain, deliver, file, register and/or record any and all financing statements, continuation statements, similar statements and instruments, stock powers, instruments and other documents, or cause the execution, filing, registration, recording or delivery of any and all of the foregoing, including, without limitation, deposit account agreements, that are necessary or required under law or otherwise or reasonably requested by Agent to be executed, filed, registered, obtained, delivered or recorded to create, maintain, perfect, preserve, validate or otherwise protect the pledge of the Collateral to Agent and Agent's, for its benefit and the benefit of the Purchasers, perfected first priority (other than (x) a prior Lien granted to Senior Lender and (y) with respect to property or assets covered by Permitted Liens)

                  Lien on the Collateral (and each Loan Party irrevocably grants Agent the right, at Agent's option, to file any or all of the foregoing), (ii) maintain, or cause to be maintained, at all times, the pledge of the Collateral to Agent and Agent's, for its benefit and the benefit of the Purchasers, first priority (other than (x) a prior Lien granted to Senior Lender and (y) with respect to property or assets covered by Permitted Liens) and perfected Lien on the Collateral, and (iii) defend the Collateral and Agent's, for its benefit and the benefit of the Purchasers, first priority (other than (x) a prior Lien granted to Senior Lender and (y) with respect to property or assets covered by Permitted Liens) and perfected Lien thereon against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Agent, and pay all costs and expenses (including, without limitation, in-house documentation and diligence fees and legal expenses and reasonable attorneys' fees and expenses) in connection with such defense, which shall be added to the Obligations.

                           (ii) If, after the date hereof, any Loan Party shall (A) obtain any registered Trademark, Patent or Copyright, or apply for any such registration in the United States Patent and Trademark Office, the United States Copyright Office or in the Canadian Intellectual Property Office, as applicable, or in any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, including, without limitation, Canada, or any province or other political subdivision thereof, or (B) becomes the owner of any Trademark, Patent or Copyright registrations or applications for Trademark, Patent or Copyright registration used in the United States or any State thereof, political subdivision thereof or in any other country, including, without limitation, Canada, the provisions of Section 7.1(q)(ii) hereof shall automatically apply thereto. Upon the request of Agent, the Loan Parties shall promptly execute and deliver to Agent any and all assignments, agreements, instruments, documents and such other papers as may be requested by Agent in its Permitted Discretion to evidence the security interest in and conditional assignment of such Trademark, Patent or Copyright, as the case may be, in favor of Agent (for the benefit of itself and the Purchasers). The Loan Parties shall:
                  (1) prosecute diligently any Trademark, Patent or Copyright application at any time pending; (2) make application for registration or issuance of all new Trademarks, Patents and Copyrights as reasonably deemed appropriate by such Loan Party; (3) preserve and maintain all rights in the Intellectual Property (except such items of Intellectual Property as are no longer deemed necessary for or material to the conduct of the businesses of the Loan Parties in the reasonable business judgment of the Loan Parties); and (4) use their best efforts to obtain any consents, waivers or agreements necessary to enable Agent to exercise its remedies with respect to such Intellectual Property. The Loan Parties shall not abandon any right to file a material Trademark, Patent or Copyright application nor shall the Loan Parties abandon any material pending Trademark, Patent or Copyright application, or material Trademark, Patent or Copyright without the prior written consent of Agent.

                           (iii)    Upon Agent's request, the Loan Parties shall
                  (A) make available to

                  Agent the original certificates of title for the Loan Parties' owned motor vehicles for which a certificate of title has been issued and (B) promptly execute such forms as required by Agent to register Agent's (for the benefit of itself and the Purchasers) liens on such certificates of title.

                           (iv) Without limiting the generality of the foregoing and except as otherwise approved in writing by Agent, but subject to Section 7.1(q)(v), (A) each Loan Party shall cause its Subsidiaries (other than Foreign Subsidiaries which are not Canadian Loan Parties) to guaranty the obligations of Loan Parties and to cause each such Subsidiary to grant to Agent, for the benefit of itself and Purchasers, a security interest in all of such Subsidiary's Property to secure such guaranty, (B) Parent shall pledge the equity interests in US Loan Party to Agent, for the benefit of itself and Purchasers, to secure the obligations hereunder and under the other Purchase Documents, (C) Parent shall pledge, or cause to be pledged, the equity interests in Canadian Loan Party to Agent, for the benefit of itself and Purchasers, to secure the obligations pursuant and related to the Canadian Notes, and (D) each Loan Party shall pledge the stock and other equity interest and securities of each of its Consolidated Subsidiaries (other than Foreign Subsidiaries which are not Canadian Loan Parties) to Agent, for the benefit of itself and Purchasers, to secure the obligations hereunder and under the other Purchase Documents. In furtherance thereof, each such Subsidiary of a Loan Party shall become a party to such of the Purchase Documents, including this Agreement, as Agent shall determine.

                           (v) Notwithstanding anything to the contrary contained in this Section 7.1(q), no Foreign Subsidiary of US Loan Party constituting a "controlled foreign corporation," as defined in Section 957 of the Code, shall be required to deliver any guaranty of the obligations pursuant and related to the US Notes or grant a security interest in any of its Property to secure any such guaranty, and neither US Loan Party nor any of its Subsidiaries shall be required to pledge voting equity securities constituting more than sixty-five percent (65%) (or other applicable greater percentage) of the total combined voting power of all classes of voting equity securities of any such Foreign Subsidiary of US Loan Party as security for the obligations under, and related to, the US Notes, to the extent, in any such case, such guaranty or granting, or a pledge of additional equity securities, would result in material and adverse tax consequences to US Loan Party under Section 956 of the Code as determined by Agent and the Required Purchasers in their Permitted Discretion.

                  (r)      Taxes and Other Charges.

                           (i) All payments and reimbursements to Agent, for its own account and/or for the benefit of Purchasers, or any Purchaser made under any Purchase Document shall be free and clear of and without deduction for all taxes, levies, imposts, deductions, assessments, charges or withholdings, and all liabilities with respect thereto of any nature whatsoever, excluding (A) taxes to the extent imposed on a Purchaser's net income, (B) any withholding taxes imposed on amounts payable to a Purchaser at the time such Purchaser becomes a party to this Agreement, except to the extent such Purchaser's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from Loan Parties with respect to such Non-Excluded Taxes pursuant to this
                  Section 7.1(r), and (C) any withholding taxes imposed on amounts payable by the Canadian Loan Parties to Purchasers (provided, that, this clause (C) shall not exclude any amounts that may be payable by Loan Parties to Purchasers from time to time due to the operation of paragraph (ii) below). If any Loan Party shall be required by law to deduct any such non-excluded taxes, levies, imposts, deductions, assessments, charges or withholdings and all other liabilities with respect thereto (collectively, "Non-Excluded Taxes") from or in respect of any sum payable under any Purchase Document to Agent, for its own account and/or for the benefit of Purchaser, or any Purchaser, then the sum payable to Agent, for its own account and/or for the benefit of Purchaser, or such Purchaser shall be increased as may be necessary so that, after making all such required deductions, Agent and each Purchaser receives an amount equal to the sum it would have received had no such deductions been made.

                           (ii) Notwithstanding any other provision of any Purchase Document, if at any time after the Closing (x) any change in any existing law, regulation, treaty (including, without limitation, the Convention between Canada and the United States of America with respect to Taxes on Income and on Capital or directive or in the interpretation or application thereof, (y) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (z) compliance by Agent or any Purchaser with any request or directive (whether or not having the force of law) from any Governmental Authority: (A) subjects Agent or such Purchaser to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Purchase Document, or changes the basis of taxation of payments to Agent, for its own account and/or for the benefit of Purchaser, of any amount payable thereunder (except for net income taxes imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of Agent and/or each Purchaser), or
                  (B) imposes on Agent or Purchaser any other condition or increased cost in connection with the transactions contemplated thereby or participations therein; and the result of any of the foregoing is to increase the cost to Agent or Purchaser of making or continuing or maintaining any Loan hereunder or to reduce any amount receivable hereunder, then, in any such case, the Loan Parties shall promptly pay to Agent, for its own account and/or for the benefit of Purchaser, any additional amounts necessary to compensate Agent and each Purchaser, on an after-tax basis, for such additional cost or reduced amount as determined by Agent and/or such Purchaser. If Agent or any Purchaser becomes entitled to claim any additional amounts pursuant to this
                  Section 7.1(r) it shall reasonably promptly after obtaining knowledge thereof notify Loan Parties of the event by reason of which Agent or such Purchaser has become so entitled, and each such notice of additional amounts payable pursuant to this Section 7.1(r) submitted by Agent or such Purchaser to the Loan Parties shall, absent manifest error, be final, conclusive and binding for all purposes.

                  (s)      Future Leases; Future Real Estate.

                           (i)      Concurrently with the execution or
                  assumption by any Loan Party, as lessee, of any material lease pertaining to real property, such Loan Party shall deliver to Agent (A) an executed copy thereof, (B) at the option of Agent, either a leasehold mortgage upon or a collateral assignment of such lease in favor of Agent, in either case in form and substance reasonably acceptable to Agent, (C) a Landlord Waiver and Consent from the landlord under such lease, (D) at the option of Agent, a lender's policy of title insurance, in such form and amount and containing such endorsements as shall be reasonably satisfactory to Agent, insuring the Lien of such leasehold mortgage or collateral assignment of lease, together with a survey of such real property, which survey shall be of a recent enough date and in sufficient detail so as to permit the title company issuing such policy to eliminate any survey exceptions to such policy and (E) such other documents and assurances with respect to such real property as Agent may require in its Permitted Discretion.

                           (ii) The applicable Loan Party shall deliver to Agent concurrently with the (A) execution by any Loan Party of any contract relating to the purchase by such Loan Party of real property, an executed copy of such contract and (B) closing of the purchase of such real property, (1) a mortgage or deed of trust (subject only to a prior Lien granted to Senior Lender) in favor of Agent on such real property, in form and substance reasonably acceptable to Agent, (2) a lender's policy of title insurance, in such form and amount and containing such endorsements as shall be satisfactory to Agent in its Permitted Discretion, (3) a survey of such real property, which survey shall be of a recent enough date and in sufficient detail so as to permit the title company issuing such policy to eliminate any survey exceptions to such policy and (4) such other documents and assurances with respect to such real property as Agent may require in its Permitted Discretion.

                  (t)      Canadian Pension Plans and Benefit Plans.

                           (i) For each existing, or hereafter adopted, Canadian Pension Plan and Canadian Benefit Plan, each Loan Party shall in a timely fashion comply with and perform in all material respects all of its obligations under and in respect of such Canadian Pension Plan or Canadian Benefit Plan, including under any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations)

                           (ii)     All employer or employee payments,
                  contributions or premiums required to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan shall be paid or remitted by each Loan Party in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable laws.

                           (iii) The Loan Parties shall deliver to Agent (1) if requested by Agent, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan as filed with any applicable Governmental Authority; (2) promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Loan Party may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan; and (3) notification within 30 days of any increases having a cost to one or more of the Loan Parties in excess of $100,000 per annum in the aggregate, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which any Loan Party was not previously contributing.

                  (u)      Process Operations.

                           (i) Within three months following the Closing Date, Loan Parties will revise the process for accounts receivable invoice credits and rebills so that the rebilled invoices age based on the original invoice date.

                           (ii) Within six months following the Closing Date, Loan Parties and Wingate will engage Impact Innovations Group or similar third party firm to review the Loan Parties' management information systems, including financial reporting systems.

                           (iii) Within six months following the Closing Date, the Loan Parties and Wingate will revise the Loan Parties' financial reporting systems in the US and Canada so that such systems shall utilize a consistent general ledger chart of accounts.

                           (iv) Within 12 months following the Closing Date, the third party hired to evaluate the Loan Parties' management information systems will present its findings and recommendations in a written report that will be shared with the Loan Parties' Agent, Purchasers and Senior Lender.

                           (v) Within 18 months following the Closing Date, Loan Parties and Wingate will revise the Loan Parties' financial reporting systems in the United States and Canada to provide for consistent percentage of completion methodology (clauses (i) through (v) of this Section 7.1(u) shall be referred to as the "Process Covenants").

                  (v)      Dissolution of Subsidiaries.

                           (i) With respect to the Subsidiaries of the Loan Parties set forth on the "Subsidiary Dissolution Schedule" attached hereto as Schedule 7.1(v), not later than April 30, 2004, the Loan Parties shall have filed such documents to commence the dissolution and winding up of such companies. In addition, the Loan Parties will pursue such dissolution and winding up on a timely basis and will provide Agent with updates on the status thereof upon request.

                           (ii) Not later than June 30, 2004, the Loan Parties shall have closed on the divestiture of the Middle East operations with a minimum of $2,500,000 in Net Proceeds.

                  (w) Landlord Waivers and Consents. Furnish to Agent within five (5) calendar days after the end of each calendar month, commencing for the month ended May 31, 2004, a report specifying the aggregate fair market value of the Collateral located at all leased locations for which a Landlord Waiver and Consent has not been obtained, in form and substance acceptable to Agent in its Permitted Discretion.

                  (x) Premium Financing. Not later than September 30, 2004, the Loan Parties shall have provided that all Permitted Indebtedness incurred in connection with the financing of insurance premiums complies with the provisions of Section 7.2(a)(xv) of this Agreement.

                  (y) Good Standing. Not later than April 30, 2004, the Loan Parties shall have provided to Agent original certified articles of incorporation and/or certificates of status or good standing (or its foreign jurisdiction equivalent) issued by the applicable Governmental Authority for (i) the Parent in Alaska, Georgia, Illinois, New Hampshire and Virginia, (ii) Borza Inspections Ltd. in Alberta, Canada,
         (iii) Commonwealth Seager Holdings Ltd. in Alberta, and (iv) Corrpro Canada, Inc. in Alberta, Manatoba, New Brunswick, Newfoundland, Ontario and Saskatchewan, Canada.

                  (z) Third Party Consents. Not later than April 30, 2004, the Loan Parties shall have provided to Agent written change of control consents for the 140 M Street, S.E., Washington D.C. and 610 Brandywine Parkway, West Chester, Pennsylvania locations in form and substance satisfactory to Agent in its Permitted Discretion.

         7.2. Negative Covenants. The Loan Parties, jointly and severally, covenant that, so long as all or any part of the principal amount of the Notes or any interest thereon shall remain outstanding:

                  (a) Indebtedness. None of the Loan Parties shall create, incur, assume guarantee or be or remain liable for, contingently or otherwise, or suffer to exist any Indebtedness, except:

                           (i)      Indebtedness under this Agreement;

                           (ii) Indebtedness of the Loan Parties under the Senior Financing as renewed or modified as permitted by and, to which payment under the Notes is subordinated under, the terms of the Senior Subordination Agreement;

                           (iii) Indebtedness of the Loan Parties incurred in the ordinary course of business with respect to customer deposits, trade payables and other unsecured current liabilities not the result of borrowing and not evidenced by any note or other evidence of indebtedness;

                           (iv) any Indebtedness of the Loan Parties set forth on Schedule 7.2(a)

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

                  and replacements thereof; provided, that, the principal amount, interest rate or fees thereon are not increased and the maturity and weighted average life thereof are not shortened;

                           (v) Indebtedness of the Loan Parties not to exceed $250,000 in the aggregate at any time outstanding consisting of Capitalized Lease Obligations;

                           (vi) Indebtedness of the Loan Parties incurred after the Closing Date pursuant to purchase money Liens permitted by Section 7.2(b); provided, that the aggregate amount thereof outstanding at any time shall not exceed $250,000;

                           (vii) other Subordinated Debt to the extent permitted by Section 7.3 of this Agreement or as otherwise consented to in writing by the Purchasers;

                           (viii) Intercompany Indebtedness arising from loans made by a US Loan Party or any of its Domestic Wholly-Owned Subsidiaries to another US Loan Party or any Domestic Wholly-Owned Subsidiaries of a US Loan Party; provided that the obligations of each obligor shall be evidenced by notes, the sole originally executed counterparts of which shall be pledged to Agent, for the benefit of Purchasers, as security for the obligations hereunder and have such other terms as the Agent may require and any such notes shall be secured by a first priority (subject only to Liens in favor of Senior Lenders) Lien in all Property of the relevant Loan Party or Subsidiary, as the case may be, on terms and conditions satisfactory to Agent, and such Lien shall have been assigned to Agent, for the benefit of Purchasers, in form and substance satisfactory to Agent, and Agent shall have received such agreements, documents, instruments and opinions requested by Agent in its Permitted Discretion in respect thereof;

                           (ix) Indebtedness arising from loans made by a Canadian Loan Party or any of its Wholly-Owned Subsidiaries to any other Loan Party; provided that the obligations of each obligor shall be evidenced by notes, the sole originally executed counterparts of which shall be pledged to Agent, for the benefit of Agent and Purchasers, as security for the obligations hereunder and have such other terms as the Agent may require and any such notes shall be secured by a first priority (subject only to Liens in favor of Senior Lenders) Lien in all Property of the relevant Loan Party or Subsidiary, as the case may be, on terms and conditions satisfactory to Agent, and such Lien shall have been assigned to Agent, for the benefit of Purchasers, in form and substance satisfactory to Agent, and Agent shall have received such agreements, documents, instruments and opinions requested by Agent in its Permitted Discretion in respect thereof;

                           (x)      Contingent Obligations permitted under
                  Section 7.2(c);

                           (xi) Indebtedness for the deferred purchase price of property due less than six months from the incurrence of such indebtedness.

                           (xii)    trade accounts payable and accrued
                  obligations (other than for borrowed money) which are not aged more than one hundred twenty (120) calendar days from the billing date or thirty (30) days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings and such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by such Loan Party's independent accountants shall have been reserved to the satisfaction of Agent in its Permitted Discretion;

                           (xiii)   Indebtedness in respect of taxes,
                  assessments, governmental charges or levies, claims of customs authorities and claims for labor, worker's compensation, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.2(b);

                           (xiv) Indebtedness in respect of judgments or awards under circumstances not giving rise to a Default or Event of Default;

                           (xv) Indebtedness incurred in connection with the financing of insurance premiums in the ordinary course of business; provided that the agreement evidencing such Indebtedness (a "Premium Financing Agreement") must be in form and substance satisfactory to Agent in its Permitted Discretion and must provide that (A) the lender providing such financing (the "Premium Lender") shall give 30 days written notice to Agent prior to effecting any cancellation of the financed policies (which notice must specify the nature of the default and actions necessary to cure), (B) Agent and Purchasers shall have the right, but not the obligation, to cure such default and the Premium Lender shall accept such payments to cure such default, (C) the Premium Lender shall notify Agent prior to any assignment of the Premium Financing Agreement and any such assignee must agree to the provisions required hereby and (D) Agent and Purchasers are deemed to be third party beneficiaries under the Premium Financing Agreement;

                           (xvi) other Indebtedness not to exceed $500,000 in the aggregate at any time outstanding.

                  (b) Negative Pledge; Liens. The Loan Parties shall not create, incur, assume or suffer to exist any Lien of any kind on any of their properties or assets of any kind, except the following (collectively, "Permitted Liens"):

                           (i) Liens created in connection with the Purchase Documents or otherwise arising in favor of Agent, for the benefit of the Purchasers;

                           (ii) Liens created in connection with the Senior Financing, which Liens Purchaser has subordinated to on terms of the Senior Subordination Agreement;

                           (iii) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Agent in its Permitted Discretion;

                           (iv) (i) statutory Liens of landlords, and of carriers, warehousemen, mechanics and/or materialmen, and (ii) other Liens imposed by law or that arise by operation of law in the ordinary course of business from the date of creation thereof, in each case of the foregoing clauses (i) and (ii) only for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP to the satisfaction of Agent in its Permitted Discretion;

                           (v) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations which are not delinquent for more than 90 days or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person to the satisfaction of Agent in its Permitted Discretion;

                           (vi) purchase money Liens securing Indebtedness permitted under Section 7.2(a)(v) and Liens arising under Capital Leases permitted under Section 7.2(a)(vi), in each case to the extent such Liens attach only to the subject Property;

                           (vii)    any attachment or judgment Lien not
                  otherwise constituting an Event of Default;

                           (viii) easements, rights of way, restrictions, zoning ordinances, reservations, covenants and other similar charges, title exceptions or encumbrances relating to real property of the Loan Parties that do not interfere in any material respect with the ordinary conduct of the Business of the Loan Parties or result in material diminution in value of the Collateral; and

                           (ix) Liens listed on the Permitted Encumbrances Schedule attached hereto as Schedule 7.2(b).

                  (c) Contingent Liabilities. The Loan Parties shall not become liable for any Guaranties, except (a) those resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (b) those arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies; (c) those arising with respect to customary indemnification obligations incurred in connection with asset sales;
         (d) those incurred in the ordinary course of business and consistent with past practices with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations;
         (e) guarantees of
         performance by a Consolidated Subsidiary incurred in the ordinary course of business and consistent with past practices; (f) those incurred with respect to Indebtedness permitted by Section 7.2(a) provided that any such Contingent Obligation is subordinated to the obligations hereunder to the same extent as the Indebtedness to which it relates is subordinated to the obligations hereunder and (g) those arising under indemnification obligations under sale agreements in effect as of the date hereof and set forth on Schedule 7.2(c). No Loan Party shall assume or become subject to any risks or liabilities other than those relating to its respective Business.

                  (d) Leases. At no point shall the sum of the aggregate amount of annualized payments on operating leases during any Fiscal Year exceed $6,000,000.

                  (e) Capital Expenditures. The Loan Parties shall not make or commit to make any payments in any Fiscal Year on account of the purchase or lease of any assets that if purchased would constitute fixed assets or that if leased would constitute a Capitalized Lease Obligation, that in the aggregate would cost more than $1,375,000 during the Fiscal Year ended March 31, 2004, $1,650,000 during the Fiscal Year ended March 31, 2005, $1,925,000 during the Fiscal Year ended March 31, 2006, and $2,200,000 during the Fiscal Year ended March 31, 2007 and thereafter.

                  (f) Mergers, etc. The Loan Parties shall not merge into or consolidate or combine with any other Person, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person other than purchases or other acquisitions of inventory, materials, leases, property and equipment in the ordinary course of business; except that (i) any US Loan Party or any of its Domestic Wholly-Owned Subsidiaries may merge or amalgamate with, purchase, own, hold, invest in or otherwise acquire any obligations or stock or securities of, or any other interest in, or all or substantially all of the assets of, any other US Loan Party or any Domestic Wholly-Owned Subsidiaries of a US Loan Party and (ii) any Canadian Loan Party or any of its Wholly-Owned Subsidiaries may merge or amalgamate with, purchase, own, hold, invest in or otherwise acquire any obligations or stock or securities of, or any other interest in, or all or substantially all of the assets of, any other Canadian Loan Party or any of its Canadian Subsidiaries. Except as expressly permitted by the Security Documents and except with respect to Permitted Dispositions, the Loan Parties shall not sell, transfer or otherwise dispose of any of its assets, including the Collateral under the respective Security Documents.

                  (g) Affiliate Transactions. The Loan Parties shall not make any loan or advance to any director, officer or employee of the Loan Parties or any Affiliate, or enter into or be a party to any transaction or arrangement with any Affiliate of the Loan Parties, including, without limitation, the purchase from, sale to or exchange of property with, any merger or consolidation with or into, or the rendering of any service by or for, any Affiliate, except (i) pursuant to the reasonable requirements of the Loan Parties' business and upon fair and reasonable terms no less favorable to the Loan Parties than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate, (ii) the payment of a one-time closing fee pursuant to the terms of the Investment Documents in an amount not to exceed $500,000, (iii) a management or similar fee to

         Wingate in an amount not to exceed $400,000 per annum and subject to the terms of the Management Fee Subordination Agreement; provided, that, no such payment of management or other similar fees shall be made if a Default or Event of Default has occurred and is continuing or would result from such payment after giving effect thereto and provided further that the Loan Parties may pay previously accrued and unpaid management or similar fees to Wingate, and (iv) the Annual Corporate Charge.

                  (h) Dividends and Stock Purchases. The Loan Parties shall not directly or indirectly: declare or pay any dividends or make any distribution of any kind on their outstanding capital stock or any other payment of any kind to any of their stockholders or its Affiliates (including any redemption, purchase or acquisition of, whether in cash or in property, securities or a combination thereof, any partnership interests or capital accounts or warrants, options or any of their other securities), or set aside any sum for any such purpose other than for such dividends, distributions or payments paid solely to other Loan Parties; provided, however, that this Section 7.2(h) shall not apply to Permitted Distributions, stock purchases pursuant to Article 10 hereof or management fees and other payments permitted under Section 7.2(g) above.

                  (i) Advances, Investments and Loans. The Loan Parties shall not purchase, or hold beneficially any stock, other securities or evidences of Indebtedness of, or make or permit to exist any loan, Guaranty or advance to, or make any investment or acquire any interest whatsoever in, any other Person (including, but not limited to, the formation or acquisition of any Subsidiaries), except:

                           (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition;

                           (ii) United States dollar-denominated time deposits, certificates of deposit and bankers acceptances of any bank or any bank whose short-term debt rating from Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P"), is at least A-2 or the equivalent or from Moody's Investors Service, Inc. ("Moody's") is at least P-2 or the equivalent with maturities of not more than six months from the date of acquisition;

                           (iii) commercial paper with a rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody's maturing within six months after the date of acquisition;

                           (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

                           (v)      Investments in money market funds
                  substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above;

                           (vi) deposit accounts maintained in accordance with any loan agreement evidencing the Senior Financing;

                           (vii) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                           (viii) receivables owing to the Loan Parties created or acquired in the ordinary course of business and payable on customary trade terms of the Loan Parties;

                           (ix) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases or in connection with bidding on government contracts;

                           (x) loans to employees for the purpose of purchasing equity in Parent not to exceed $100,000 in the aggregate at any time outstanding and advances for business travel and similar temporary advances made in the ordinary course of business to officers, directors and employees, not to exceed $250,000 in the aggregate at any time outstanding;

                           (xi) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

                           (xii)    securities issued by other Loan Parties.

                  (j) Use of Proceeds. The Loan Parties shall not use any proceeds from the sale of the Notes hereunder, directly or indirectly, for the purposes of purchasing or carrying any "margin securities" within the meaning of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any "margin securities."

                  (k) Stock Issuances. Except as permitted hereunder, pursuant to the Option Plans, or upon the exercise of the Warrant, the Existing Warrants and the Wingate Warrant, the Loan Parties shall not issue any capital stock or other equity interests or any options or warrants to purchase, or securities convertible into capital or equity interests or establish any stock appreciation rights or similar programs based on the value of the Loan Parties' equity interests.

                  (l) Amendment of Charter Documents. The Loan Parties shall not amend, terminate, modify or waive or agree to the amendment, modification or waiver of any material term or provision of their respective Charter Documents, or Bylaws.

                  (m) Subsidiaries. None of the Loan Parties shall establish or acquire any

         Subsidiary.

                  (n) Business. None of the Loan Parties shall engage, directly or indirectly, in any business other than the Business.

                  (o) Fiscal Year; Accounting. None of the Loan Parties shall change its Fiscal Year from ending on March 31st or method of accounting (other than immaterial changes in methods), except as required by GAAP.

                  (p) Establishment of New or Changed Business Locations. None of the Loan Parties shall relocate its principal executive offices or other facilities or establish new business locations or store any Collateral at a location not identified to Agent on or before the date hereof, without providing not less than thirty (30) days advance written notice to Agent.

                  (q) Changed or Additional Business Names. None of the Loan Parties shall change its corporate name or establish new or additional trade names without providing not less than thirty (30) days advance written notice to Agent.

                  (r) Remuneration. The Loan Parties will not permit the aggregate amount of salary and other direct and indirect remuneration (including, but not limited to, employee benefits and professional, consulting and management fees and expenses and bonuses) paid or accrued by any of the Loan Parties during any fiscal year to or for the benefit of (a) Wingate or any successor of any of the foregoing persons or any member of any such person's immediate family directly or indirectly in amounts not to exceed amounts permitted under Section 7.2(g)(iii) (except that no such direct or indirect remuneration shall be made at any time during the existence of any Event of Default) or
         (b) any other officer, director or member of management of any of the Loan Parties to exceed amounts which are reasonable and customary for employees or directors with similar responsibility and experience of other comparable companies in the same industry as the Loan Parties.

                  (s) Patriot Act. None of Wingate, any Loan Party or any Subsidiary of any Loan Party (i) is currently or will become a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001)), (ii) will engage in any dealings or transactions prohibited by Section 2 of such executive order, or be otherwise associated with any such person in any manner violative of Section 2, or (iii) will otherwise become a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order

                  (t) Applications under CCAA. None of the Loan Parties shall file any plan of arrangement under the Companies' Creditors Arrangements Act (Canada) ("CCAA Plan") that provides for, or would permit directly or indirectly, the Agent or any Purchaser to be classified with any other creditor of any Loan Party for the purposes of such CCAA Plan or otherwise.

                  (u)      Transfer of Assets.

                           (i) No Loan Party shall (A) transfer any material portion of the Collateral, whether in one transaction or a series of transactions, to any leased location for which a Landlord Waiver and Consent has not been obtained or (B) at any time after May 31, 2004, maintain any books or records of any Loan Party at any leased location for which a Landlord Waiver and Consent has not been obtained or maintain any Collateral (except for movement of equipment, inventory and related assets for performance of services in the ordinary course of business) in excess of $100,000 in the aggregate at all leased locations for which a Landlord Waiver and Consent has not been obtained.

                           (ii) Except for movement of equipment, inventory and related assets for performance of services in the ordinary course of business, no Loan Party shall (A) with respect to Collateral owned by any US Loan Party move Collateral outside the United States, and (ii) with respect to Collateral owned by any Canadian Loan Party, move Collateral outside the United States or Canada. In addition, except for movement of equipment, inventory and related assets for performance of services in the ordinary course of business, the Loan Parties shall not transfer any Collateral with fair market value of more than $100,000, individually or in the aggregate, whether in one transaction or a series of transactions, to any location for which a Landlord Waiver and Consent has not been obtained, without the prior written consent of Agent.

         7.3. Financial Covenants. The Loan Parties, jointly and severally, covenant that, so long as all or any part of the principal amount of the Notes or any interest thereon shall remain outstanding, they shall maintain, on a Consolidated basis at the end of each calendar quarter (each such date being a "Measurement Date") beginning March 31, 2004:

                  (a)      Leverage Ratio

         As measured on each of the following test dates, the Leverage Ratio shall not exceed the respective maximum ratio set forth in the table below:

                     MEASUREMENT DATE:                                        MAXIMUM LEVERAGE RATIO:
                     -----------------                                        -----------------------
March 31, 2004, June 30, 2004 and September 30, 2004                                5.500 to 1.0
December 31, 2004                                                                   5.225 to 1.0
March 31, 2005, June 30, 2005, September 30, 2005 and December 31, 2005             4.675 to 1.0
March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006             4.400 to 1.0
March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007             3.850 to 1.0
March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008             3.300 to 1.0

March 31, 2009 and the end of each fiscal quarter thereafter                        2.750 to 1.0

                  (b)      Minimum EBITDA

         As measured on each of the following test dates for the twelve
(12)-month period then ending taken as one accounting period, EBITDA for Loan Parties shall not be less than the respective minimum amount set forth in the table below:

                 MEASUREMENT DATE:                                           MINIMUM EBITDA LEVEL:
                 -----------------                                           ---------------------
March 31, 2004, June 30, 2004, September 30, 2004,
December 31, 2004 and March 31, 2005                                             $  8,100,000
June 30, 2005, September 30, 2005 and December 31, 2005                          $  9,000,000
March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006          $  9,225,000
March 31, 2007, June 30, 2007, September 30, 2008 and December 31, 2007          $  9,450,000
March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008          $  9,900,000
March 31, 2009 and the end of each fiscal quarter thereafter                     $ 10,800,000

                  (c)      Fixed Charge Coverage Ratio

         As measured on the last day of each fiscal quarter, the Fixed Charge Coverage Ratio shall not be less than 1.0 to 1.0.

Notwithstanding the foregoing, to the extent that the Loan Parties would otherwise violate any of the financial covenants set forth in this Section or in the Senior Credit Agreement, the Loan Parties may use the proceeds of Permitted Securities or Subordinated Debt permitted under Section 7.2 to prepay the Term Financing to avoid such a violation, in which case the proceeds received by the Loan Parties from such Permitted Securities or Subordinated Debt may be added to Net Income in the calculation of EBITDA for the applicable month to the extent necessary to avoid such violation and shall continue to apply with respect to such month for so long as such month is included in the applicable test period provided the following conditions precedent have been satisfied as determined by Agent in the Agent's Permitted Discretion: (i) upon issuance of such Permitted Securities or Subordinated Debt, the Loan Parties notify Agent in writing that the proceeds of such Permitted Securities or Subordinated Debt constitute amounts to be applied under and in accordance with Section 7.3; (ii) such Permitted Securities or Subordinated Debt shall be made or incurred, as applicable, at any time during the applicable test period or thereafter but no later than ten (10) Business Days from the earlier to occur of (x) the date that the Loan Parties delivered to Agent a compliance certificate required pursuant to Section 7.1(c) or (y) the date that such compliance certificates are required to be delivered under Section 7.1(c);

(iii) the proceeds of such Permitted Securities or Subordinated Debt are applied upon receipt to prepay the Term Financing and shall be due and payable within five (5) Business Days of the date it is determined that such proceeds are in excess of the deficiency; (iv) the amount of the proceeds of such Permitted Securities and Subordinated Debt does not exceed $1,000,000 in any fiscal year or $3,000,000 in the aggregate, (v) Parent has not exercised its rights under this Section 7.3 to cure a breach of any covenant in this Section due to a shortfall in EBITDA with respect to any such covenant for the immediately preceding fiscal quarter; (vi) no other Event of Default has occurred and is continuing; and (vii) the utilization by Loan Parties of such Permitted Securities or Subordinated Debt for purposes of avoiding a violation of any of the financial covenants may not be used if Agent determines, in its Permitted Discretion, that the breach being cured by such Permitted Securities or Subordinated Debt has not resulted in a Material Adverse Change.

                                   ARTICLE 8
                                EVENTS OF DEFAULT

         8.1. Events of Default. An Event of Default means the occurrence of one or more of the following described events:

                  (a) any Loan Party shall default in the payment of (i) interest on the Notes within three (3) Business Days after its due date or (ii) principal of the Notes when due, whether at maturity, upon notice of prepayment, upon any scheduled payment date or by acceleration or otherwise;

                  (b) any Loan Party shall default under any agreement under which any Indebtedness (other than Indebtedness under the Senior Financing) in an aggregate principal amount of $200,000 or more is created in a manner entitling the holder of such Indebtedness to accelerate the maturity of such Indebtedness.

                  (c) any representation or warranty herein made by any Loan Party, or any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished or deemed made or furnished; provided that no default shall be deemed to occur under Section 5.1(l) solely as a result of any environmental report, financial statement or similar document, certificate or statement prepared by a third party and furnished to Agent or any Purchaser on behalf of any Loan Party to the extent that such Loan Party has and promptly exercises any rights to obtain adequate redress from such third party for any damages resulting therefrom to the satisfaction of Agent in its Permitted Discretion;

                  (d) any Loan Party shall default in the performance of any covenant, condition or provision of Section 7.1(c), 7.1(e), 7.1(f), 7.1(i), 7.2 or 7.3;

                  (e) a default or event of default shall occur under any of the other Purchase Documents, beyond any applicable notice or cure periods;

                  (f) any Loan Party shall default in the performance of any other covenant, condition or provision of this Agreement, the Notes or the other Purchase Documents, and such default shall not be remedied to Agent's or Required Purchasers' satisfaction for a period of thirty (30) days of the earlier of (i) written notice from a Agent of such default or (ii) actual knowledge by any Loan Party of such default;

                  (g) a proceeding shall have been instituted (including the filing of a notice of intention or respect thereof) in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of any Loan Party or for any substantial part of its property, or for the winding-up or liquidation of their affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) days;

                  (h) any Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any Loan Party or for any substantial part of their property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay their debts as they become due or shall admit in writing that it is insolvent, or shall take any action in furtherance of any of the foregoing;

                  (i) both the following events shall occur; (i) a Reportable Event, the occurrence of which would have a Material Adverse Effect which could cause the imposition of a Lien under Section 4068 of ERISA, shall have occurred with respect to any Plan or Plans; and (ii) the aggregate amount of the then "current liability" (as defined in Section 412(l)(7) of the Internal Revenue Code of 1986, as amended) of all accrued benefits under such Plan or Plans exceeds the then current value of the assets allocable to such benefits by more than $250,000 at such time;

                  (j) a final judgment which, with other undischarged final judgments against any Loan Party, exceeds $250,000 individually, or an aggregate of $750,000 (excluding judgments to the extent the applicable Loan Party is fully insured or the deductible or retention limit does not exceed $250.000 individually or $750,000 in the aggregate and with respect to which the insurer has assumed responsibility in writing), shall have been entered against any Loan Party if, within thirty (30) days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged;

                  (k) any Transaction Document or Security Document shall at any time after the Closing Date cease for any reason to be in full force and effect or shall cease to create perfected security interests in favor of Agent in the collateral subject or purported to be subject thereto, subject to no other Liens other than Permitted Liens, or such collateral shall have been transferred to any Person without the prior written consent of the holders of a majority in principal amount of the outstanding Notes, except as permitted by Section 7.2(f);

                  (l) a requirement from the Minister of National Revenue for k pursuant to Section 224 or any successor section of the Income Tax Act (Canada) or Section 317, or any successor section of the Excise Tax Act (Canada) or any comparable provision of similar legislation shall have been received by the Agent, any Purchaser or any other Person in respect of any Loan Party or otherwise issued in respect of any Loan Party; and

                  (m)      a Change of Control shall have occurred.

         8.2.     Consequences of Event of Default.

                  (a) Bankruptcy. If an Event of Default specified in paragraphs (g) or (h) of Section 8.1 hereof shall occur, the unpaid balance of the Notes and interest accrued thereon and all other liabilities of the Loan Parties to the holders thereof hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

                  (b) Other Defaults. If any other Event of Default shall occur, Required Purchasers may at their option, by written notice to the Loan Parties, declare the entire unpaid balance of the Notes, and interest accrued thereon and all other liabilities of the Loan Parties hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived; provided, that in the case of a default specified in clause (ii) of paragraph (a) of Section 8.1 hereof shall occur, any holder of a Note may declare the entire unpaid balance of such Note (but only such Note) and other amounts due hereunder and thereunder with regard to such Note to become immediately due and payable.

                  (c) Penalty Interest. Following the occurrence and during the continuance of any Event of Default, the holders of the Notes shall be entitled to receive, to the extent permitted by applicable law, interest on the outstanding principal of, and premium and overdue interest, if any, on, the Notes at a rate per annum equal to the interest rate thereon (determined as provided in Section 3.1) plus two hundred (200) basis points.

                  (d) Premium. In the event of any acceleration of Notes pursuant to Section 8.2(b) hereof, the Loan Parties shall also pay to Agent, for the ratable benefit of Purchasers the prepayment premium that would otherwise be payable upon any voluntary prepayment of such Notes.

                  (e) Appointment of Receiver. With respect to Collateral located in Canada or any other Collateral of the Canadian Loan Parties, the Agent and Purchasers may appoint, remove and reappoint any person or persons, including any employee or agent of Agent and the Purchasers to be a receiver (the "Receiver") which term shall include a receiver and manager of, or agent for, all or any part of the Collateral located in Canada or any other Collateral of such Canadian Loan Party. Any such Receiver shall, as far as concerns responsibility for his acts, be deemed to be the agent of the Loan Parties and not of the Agent or any Purchaser, and the Agent and the Purchasers shall not in any way be responsible for any misconduct, negligence or non-feasance of such Receiver, its employees or agents. Except as otherwise directed by the Agent and the Purchasers, all money received by such Receiver shall be received in trust for and paid to Agent for the benefit of the Purchasers. Such Receiver shall have all of the powers and rights of the Agent and the Purchasers described in Section 8.2. The Agent may, either directly or through its agents or nominees, exercise any or all powers and right of a Receiver.

         8.3. Security. Payments of principal of, and premium, if any, and interest on, the Notes and all other obligations of the Loan Parties under this Agreement or the Notes are secured pursuant to the terms of the Security Documents.

                                    ARTICLE 9
                                    THE AGENT

         9.1. Authorization and Action. Each Purchaser and each subsequent holder of any Note by its acceptance thereof, hereby designates and appoints ACFS as Agent hereunder and authorizes ACFS to take such actions as agent on its behalf and to exercise such powers as are delegated to Agent by the terms of this Agreement and the other Purchase Documents, together with such powers as are reasonably incidental thereto. Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of Agent shall be read into this Agreement or otherwise exist for Agent. In performing its functions and duties hereunder, Agent shall act solely as agent for Purchasers and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust or agency with or for the Loan Parties or any of their respective successors or assigns. Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to this Agreement or applicable Laws. The appointment and authority of Agent hereunder shall terminate at the indefeasible payment in full of the Notes and related obligations.

         9.2. Delegation of Duties. Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         9.3. Exculpatory Provisions. Neither Agent nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct or, in the case of Agent, the breach of its obligations expressly set forth in this Agreement, unless such action was taken or omitted to be taken by Agent at the direction of the Required Purchasers), or (b) responsible in any manner to any of Purchasers for any recitals, statements, representations or warranties made by the Loan Parties contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of any of the Loan Parties to perform their respective obligations hereunder, or for the satisfaction of any condition specified in Article 4. Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any of the Loan Parties.

         9.4. Reliance. Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by Agent. Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Required Purchasers or all of Purchasers, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by Purchasers; provided, that, unless and until Agent shall have received such advice, Agent may take or refrain from taking any action, as Agent shall deem advisable and in the best interests of Purchasers. Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Purchasers or all of Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers.

         9.5. Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by Agent or hereafter taken, including, without limitation, any review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by Agent. Each Purchaser represents and warrants to Agent that it has and will, independently and without reliance upon Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Loan Parties and made its own decision to enter into this Agreement.

         9.6. Agent in its Individual Capacity. Agent, and each of its Affiliates may make loans to, purchase securities from, provide services to, accept deposits from and generally engage in any kind of business with the Loan Parties or any Affiliate of the Loan Parties as though Agent were not Agent hereunder.

         9.7. Successor Agent. Agent may, upon forty-five (45) days' notice to the Loan Parties and Purchaser, and Agent will, upon the direction of the Required Purchasers (other than Agent, in its individual capacity), resign as Agent. If Agent shall resign, then the Required Purchasers during such fifteen-day period shall appoint a successor Agent and if the Required Purchasers direct Agent to resign, such direction shall include an appointment of a successor Agent. If for any reason no successor Agent is appointed by the Required Purchasers during such fifteen-day period, then effective upon the expiration of such fifteen-day period, Purchasers shall perform all of the duties of Agent hereunder and the Loan Parties shall make all payments in respect of the Notes directly to the applicable Purchaser and for all purposes shall deal directly with Purchasers. After any retiring Agent's resignation hereunder as Agent, the provisions of Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

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         9.8.     Collections and Disbursements.

                  (a) Agent will have the right to collect and receive all payments of the Notes, and to collect and receive all reimbursements due hereunder, together with all fees, charges or other amounts due under this Agreement and the other Purchase Documents with regard to the Notes, and Agent will remit to each Purchaser, according to its pro rata percentage, all such payments actually received by Agent in accordance with the settlement procedures established from time to time. Settlements shall occur on such dates as Agent may elect in its sole discretion, but which shall be no later than two (2) Business Days following receipt thereof.

                  (b) If any such payment received by Agent is rescinded or otherwise required to be returned for any reason at any time, whether before or after termination of this Agreement or the other Purchase Documents, each Purchaser will, upon written notice from Agent, promptly pay over to Agent its pro rata percentage of the amounts so rescinded or returned, together with interest and other fees thereon so rescinded or returned.

                  (c) All payments by Agent and Purchasers to each other hereunder shall be in immediately available funds. Agent will at all times maintain proper books of accounts and records reflecting the interest of each Purchaser in the Notes, in a manner customary to Agent's keeping of such records, which books and records shall be available for inspection by each Purchaser at reasonable times during normal business hours, at such Purchaser's sole expense. Agent may treat the payees of any Note as the holder thereof until written notice of the transfer thereof shall have been received by Agent in accordance with Section 6.3. In the event that any Purchaser shall receive any payment in reduction of the Notes in an amount greater than its applicable pro rata percentage in respect of obligations to Purchaser evidenced hereby (including, without limitation amounts obtained by reason of setoffs) such Purchaser shall hold such excess in trust for Agent (on behalf of all other Purchasers) and shall promptly remit to Agent such excess amount so that the amounts received by each Purchaser hereunder shall at all times be in accordance with its applicable pro rata percentage. If, however, any Purchaser that has received any such excess amount fails to remit such amount to the Agent, the Agent shall reallocate the amounts paid on the next payment date to each Purchaser so that, after giving effect to such payments, the pro rata obligations owed by the Loan Parties to each Purchaser shall be in an amount equal to the pro rata amount owed by the Loan Parties before the date of the payment of such excess amount. In no event shall any Purchaser be deemed to have a participation or other right in, to or against any other Purchaser's Note as a result of the payment of any excess amount.

         9.9. Reporting. During the term of this Agreement, Agent will promptly furnish each Purchaser with copies of all notices and financial statements of the Loan Parties required to be delivered or obtained hereunder and such other financial statements and reports and other information in Agent's possession as any Purchaser may reasonably request. Agent will immediately notify Purchasers when it receives actual knowledge of any Event of Default under the Purchaser Documents.

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         9.10.    Consent of Purchasers.

                  (a) Except as expressly provided herein, Agent shall have the sole and exclusive right to service, administer and monitor the Notes and the Purchase Documents related thereto, including, without limitation, the right to exercise all rights, remedies, privileges and options under this Agreement and under the other Purchase Documents, including, without limitation, the credit judgment with respect to the purchasing of the Notes and the determination as to the basis on which and extent to which purchases of Notes may be made.

                  (b)      Notwithstanding anything to the contrary contained in
         Section 9.10(a) above, Agent shall not without the prior written consent of all Purchasers then holding Notes: (i) extend any payment date under the Notes, (ii) reduce any interest rate applicable to any of the Notes or any fee payable to Purchasers hereunder, (iii) waive any Event of Default under Section 8.1 (a), (iv) compromise or settle all or a portion of the Indebtedness under the Notes, (v) release any obligor from the Indebtedness under the Notes except in connection with full payment and satisfaction of all Indebtedness under the Notes, (vi) amend the definition of Required Purchasers, or (vii) amend this
         Section 9.10(b).

                  (c)      Notwithstanding anything to the contrary contained in
         Section 9.10(a) above, and subject to any applicable limitation set forth in Section 9.10(b) above, Agent shall not, without the prior written consent of Required Purchasers: (i) waive any Event of Default;
         (ii) consent to any Loan Party's taking any action that, if taken, would constitute an Event of Default under this Agreement or under any of the other Purchase Documents; or (iii) amend or modify or agree to an amendment or modification of this Agreement or other Purchase Documents.

                  (d) After an acceleration of the Indebtedness, Agent shall have the sole and exclusive right, after consultation (to the extent reasonably practicable under the circumstances) with all Purchasers and, unless otherwise directed in writing by Required Purchasers, to exercise or refrain from exercising any and all rights, remedies, privileges and options under this Agreement or the other Purchase Documents and available at law or in equity to protect the rights of Agent and Purchaser and collect the Indebtedness under the Notes, including, without limitation, instituting and pursuing all legal actions brought against any Loan Party or to collect the Indebtedness under the Notes, or defending any and all actions brought by any Loan Party or other Person; or incurring expenses or otherwise making expenditures to protect the collateral, the Notes or Agent's or any Purchaser's rights or remedies.

         9.11. This Article Not Applicable to Loan Parties. This Article 9 is included in this Agreement solely for the purpose of determining certain rights as between Agent and Purchasers and does not create, nor shall it give rise to, any rights in or obligations on the part of the Loan Parties and all rights and obligations of the Loan Parties (other than as specifically set forth herein) under this Agreement shall be determined by reference to the provisions of this Agreement other than this Article 9.

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                                   ARTICLE 10
                                   PUT OPTION

         10.1. Grant of Option. Parent hereby grants to the collective holders of Subject Securities (each, a "Holder") an option to sell to Parent, and Parent is obligated to purchase from each Holder under such option (the "Put Option"), all (or such portion as is designated by any such Holder pursuant to
Section 10.3 below, which such portion shall not be less than 50% in the aggregate) of the Subject Securities then owned by the Holders. Subject to
Section 10.4, the Put Option will be exercisable by the Majority of the Holders only one time. The Put Option will be effective at any time and from time to time after the earliest to occur of (a) the seventh anniversary of the Closing Date, (b) the date of the payment in full of the outstanding principal, interest and fees in respect of the Notes and/or the redemption or repurchase in full of all outstanding Shares of the Preferred Stock, (c) upon acceleration of the Senior Financing, (d) the sale of Parent or of at least 40% of its assets as part of a single transaction or series of related transactions, or (e) the occurrence of a Change of Control.

         10.2. Put Price. In the event that the Holders exercise the Put Option, the price (the "Put Price") to be paid to each such Holder pursuant to this Agreement will be the sum of the amount determined by multiplying the number of shares of Subject Securities (or, in the case of any Warrant, the number of shares of Underlying Common Stock into which such Warrant is convertible) for which the Put Option is being exercised (collectively, the "Put Shares") by the Fair Market Value therefor less the exercise price paid of such Warrant.

         10.3. Exercise of Put Option. If the majority of the Holders elect to exercise the Put Option, such Holders shall give notice to Parent and each other Holder of such Holders' election to exercise the Put Option, specifying, among other things, the date on which the Put Option Closing (as hereinafter defined) shall occur, which date shall not be less than twenty-one (21) days after the date of such notice. If a Holder receives such notice of such other Holders' exercise of such other Holders' Put Options and the Put Option of the Holder receiving such notice is effective pursuant to Section 10.1, the Holder receiving such notice may elect to exercise its Put Option and designate a Put Option Closing simultaneous with that of such other Holders. Parent will provide each Holder desiring to exercise its Put Option with the name and address of each other Holder.

         10.4. Certain Remedies. In the event that Parent defaults on its obligation to purchase all or any portion of the Put Shares upon exercise of the Put Option by the Holders, the Holders may elect, in addition to any other rights or remedies of Holders, either to (a) rescind the exercise of the Put Option, in which case the Put Option will continue in full force and effect, or
(b) receive a Note or Notes in the form attached hereto as Exhibit A-1, duly executed by the US Loan Parties, payable to the Holders in the principal amount of the Put Price, which Notes shall constitute a "Note" for all purposes hereunder and under the Transaction Documents; provided, however, that such Note shall bear interest on the outstanding principal thereof at a rate per annum equal to twelve and one-half percent (12.5%); provided, further, that the Loan Parties shall repay the unpaid principal balance of such Notes in full, together with all accrued and unpaid interest, fees and other amounts due thereunder, in twelve (12) consecutive equal monthly payments commencing on the first Business Day of the first full month following the execution of such Notes and there shall be no premium charged for prepaying such Notes.

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

         10.5. Put Option Closing. Each closing for the purchase and sale of the Put Shares as to which the Holders have notified Parent of such Holders' intention to exercise the Put Option (a "Put Option Closing") shall occur on the date specified in such notice of exercise. At any Put Option Closing, to the extent applicable, the Holders of the Put Shares will deliver the certificate or certificates evidencing the Put Shares being purchased, duly endorsed in blank. In consideration therefor, Parent will deliver to the Holders the Put Price, which will be payable by wire transfer of immediately payable funds to an account designated by each such Holder, or, at the option of such Holder in its sole discretion by a Note in the form attached hereto as Exhibit A-1, duly executed by the US Loan Parties, payable to such Holder in the principal amount of the Put Price which Note shall constitute a "Note" for all purposes hereunder and under the Transaction Documents. In the event multiple Holders have exercised the Put Option and there is insufficient cash available to pay each such Holder the full amount of funds they have requested pursuant to the preceding sentence, any payment of cash will be made on a pro rata basis among such Holders in proportion to their respective number of Put Shares.

         10.6. Transfer. The Put Option shall not be transferable by ACAS or its Affiliates upon the transfer by ACAS or any of its Affiliates of their Warrants, unless such Warrants are transferred in conjunction with the transfer of all or any reasonably similar portion of the Notes. Any transfer of the Put Option not made in accordance with the foregoing sentence shall be null and void and of no force and effect. Upon any transfer of any Subject Securities other than a transfer to an Affiliate of ACAS and other than in a privately negotiated transaction not involving a Public Offering, the Put Right with respect to such transferred Subject Securities shall terminate and shall be null and void and of no further force and effect and such transferred Subject Securities shall no longer be deemed Subject Securities for all purposes of this Article 10.

         10.7. Subordination. Notwithstanding any provision to the contrary, the rights and obligations of the Holders and the Loan Parties under this
Article 10 are subject to the terms and conditions of the Senior Subordination Agreement.

                                   ARTICLE 11
                                PREEMPTIVE RIGHTS

         11.1. Limited Preemptive Rights. If after the date of this Agreement, Parent authorizes the issuance and sale of any Newly Issued Securities (other than in connection with a Public Offering or the issuance of such securities in exchange for the securities or assets of another Person as a part of an acquisition of a business as a going concern) at any time that any Purchaser holds any Common Stock of Parent or Warrants, Parent will offer to sell to each Purchaser a portion of such securities equal to the percentage determined by dividing (a) the number of shares of Common Stock of Parent and Underlying Common Stock (without duplication) then held by such Purchaser by (b) the number of shares of Common Stock of Parent then outstanding (on a fully diluted basis). For purposes of clause (b) above, a share of Common Stock of Parent acquirable upon exercise or conversion of options or rights to acquire any shares of Common Stock of Parent shall be deemed outstanding only if the applicable conversion price, exercise price or other acquisition price is equal to or less than the then current Market Price of a share of Common Stock of Parent. Each Purchaser will be entitled to purchase such stock or securities at the same price and on the same terms as such stock or securities are to

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be offered to any other Person. Each Purchaser must exercise its purchase rights within thirty (30) days after receipt of written notice from Parent describing in reasonable detail the stock or securities being so offered, the purchase price thereof, the payment terms and each Purchaser's percentage allotment. Upon the expiration of such period of thirty (30) days, Parent will be free to sell such stock or securities which Purchasers have not elected to purchase during the one hundred twenty (120) days following such expiration on terms and conditions no more favorable to purchasers thereof than those offered to Purchasers. Any stock or securities offered or sold by Parent after such one hundred twenty (120) day period must be reoffered to each Purchaser pursuant to the terms of this Section 11.1. Any stock or securities purchased by a Purchaser from Parent pursuant to this Section 11.1 shall, upon such purchase and thereafter be deemed to be Securities and Registrable Securities for all purposes of this Agreement.

         11.2. Transfer. The preemptive rights granted in Section 11.1 shall not be transferable by ACAS or its Affiliates upon the transfer by ACAS or any of its Affiliates of their Warran ts, unless such Warrants are transferred in conjunction with the transfer of all or any reasonably similar portion of the Notes. Any transfer of the preemptive rights not made in accordance with the foregoing sentence shall be null and void and of no force and effect.

                                   ARTICLE 12
                               REGISTRATION RIGHTS

         12.1. Piggyback Registrations. Subject to the rights of the Prior Holders, whenever Parent proposes to register any of its securities under the Securities Act and the registration form (other than a registration statement on Form S-4 or S-8 or any successor form thereto) to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), Parent will give prompt written notice (in any event within three Business Days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities with respect of the proposed offering at least twenty (20) days before the initial filing with the SEC of such registration statement, and offer to include in such filing such Registrable Securities as any such holder may request. Each such holder of Registrable Securities desiring to have Registrable Securities registered under this Section 12.1 shall advise Parent in writing within fifteen (15) days after the date of receipt of such notice from Parent, setting forth the amount of such Registrable Securities for which registration is requested. Parent shall thereupon include (subject to clauses (b) and (c) below) in such filing the number of Registrable Securities for which registration is so requested, and shall use its best efforts to effect registration under the Securities Act of such Registrable Securities.

                  (a) The registration expenses of the holders of Registrable Securities will be paid by Parent in all Piggyback Registrations to the extent provided in Section 12.6.

                  (b) If a Piggyback Registration is an underwritten primary registration on behalf of Parent, and the managing underwriters advise Parent in writing that in their opinion the number of securities requested to be included by holders of Registrable Securities in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to Parent, Parent will include in such registration: (i) first, the securities Parent proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, and the securities


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

         requested to be included in such registration by the Prior Holders on a pro rata basis, and (iii) third, the securities requested to be included in by any other Person on a pro rata basis.

                  (c) Subject to the rights of the Prior Holders, if a Piggyback Registration is an underwritten secondary registration on behalf of holders of Parent's securities, and the managing underwriters advise Parent in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, Parent will include in such registration: (i) first, the securities proposed to be sold by the holders initially requesting such registration on a pro rata basis, (ii) second, the Registrable Securities requested to be included in such registration and the securities requested to be included in such registration by the Prior Holders on a pro rata basis, and (iii) third, the securities requested to be included in such registration by any other Person on a pro rata basis.

                  (d) If Parent has previously filed a registration statement in connection with an underwritten Public Offering made pursuant to the exercise by any Person of its demand registration rights, and if such previous registration has not been withdrawn or abandoned, Parent will not effect, if requested in writing by the managing underwriter or underwriters for such underwritten offering, any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or Form S-8 or any successor form), for its own account during the period beginning on the 30th day prior to and ending on the 120th day after the effective date of any such underwritten offering.

         12.2.    Demand Registration Rights.

                  (a) If, and no sooner than eighteen (18) months following the Closing Date, Parent receives a written request by the holders of a majority of the Registrable Securities to effect the registration under the Securities Act ("Demand"), Parent shall follow the procedures described in this Section 12.2. Parent shall not be required to (i) effect more than one (1) Demand pursuant to this Section 12.2 and (ii) effect any registration if Parent is not a Reporting Company under
         Section 12 of the Securities Exchange Act at such time. Within five (5) days of its receipt of such request, Parent shall give written notice of such proposed registration (a "Demand Registration") to all holders of Registrable Securities, and thereupon, Parent shall, as expeditiously as reasonably practicable, use its best reasonable efforts to effect the registration on a form of general use under the Securities Act of the shares it has been requested to register in the Demand and in any response to such notice given to Parent within twenty
         (20) days after Parent's giving of such notice; provided, however, that Parent shall not be required to effect a Demand Registration if the value of the Registrable Securities and the value of all other securities to be included in such offering are less than $30,000,000, and in such case the Demand will not expire.

                  (b) Parent shall not be required to effect a registration pursuant to this Section 12.2 during the first 180 days after the effective date of any registration statement

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

         filed by Parent under Section 12.1 if the holders of Registrable Securities requesting registration have been afforded the opportunity to register in such registration all or a majority of their Registrable Securities requested to be so registered.

                  (c)      Parent may include in any registration under this
         Section 12.2 any other shares of Common Stock of Parent (including issued and outstanding shares of stock as to which the holders thereof have contracted with Parent for "piggyback" registration rights) so long as the inclusion in such registration of such shares will not, in the opinion of the managing underwriter of the shares of the holder's or holders' first demanding registration (if the offering is underwritten), interfere with the successful marketing in accordance with the intended method of sale or other disposition of all the stock sought to be registered by such demanding holder or holders pursuant to this Section 12.2.

                  (d) If any Demand Registration is an underwritten offering, the investment banker(s) and manager(s) for the offering shall be selected by the holders of a majority of the Registrable Securities who request to be included in such Demand Registration.

         12.3.    [Intentionally Omitted.]

         12.4. Holdback Agreements. Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of Parent, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period (or such longer period, not to exceed 90 additional days, as the managing underwriter shall require) beginning on the effective date of any underwritten Piggyback Registration in which Registrable Securities are included or Demand Registration (except as part of such underwritten registration), unless the underwriters managing the registered Public Offering otherwise agree.

                  (a) Parent agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, for its own account during the period beginning on the 30th day prior to and ending on the 120th day after the effective date of any underwritten or Demand Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form unless the underwriters managing the registered Public Offering otherwise agree.

         12.5. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, Parent will use reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof (including the registration of Warrants held by a holder of Registrable Securities requesting registration as to which Parent has received reasonable assurances that only Registrable Securities will be distributed to the public), and pursuant thereto Parent will as expeditiously as possible:

                  (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any

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         amendments or supplements thereto, Parent will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

                  (b) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (c) use reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that Parent will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdictions, (iii) consent to general service of process in each such jurisdiction or (iv) undertake such actions in any jurisdiction other than the states of the United States of America and the District of Columbia);

                  (d) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, Parent will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (e) use its best efforts, if the Common Stock is then listed or quoted on any securities exchange or quotation system, to cause all such Registrable Securities to be listed or quoted on such securities exchange;

                  (f) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (g) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

                  (h) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and

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

         any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of Parent, and cause Parent's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; provided, however that any records, information or documents that are designated by Parent in writing as confidential shall only be provided if such person executed a confidentiality agreement reasonably satisfactory to Parent;

                  (i) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of Parent's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (j) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of Parent, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to Parent in writing, which in the reasonable judgment of such holder and its counsel should be included; and

                  (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock of Parent included in such registration statement for sale in any jurisdiction, Parent will use its reasonable best efforts promptly to obtain the withdrawal of such order. If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of Parent and if in its sole and exclusive judgment such holder is or might be deemed to be a controlling person of Parent, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to Parent in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of Parent's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of Parent, (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder shall furnish to Parent an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to Parent.

         12.6. Registration Expenses. All expenses incident to Parent's performance of or compliance with this Article 12, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Parent and all independent certified public accountants of Parent, underwriters (excluding discounts and commissions) and other Persons retained by Parent (all such expenses, excluding underwriting discounts and

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commissions, being herein called "Registration Expenses"), will be borne by
Parent. Parent will bear the cost of one set of counsel for the Holders of Registrable Securities participating in any Piggyback Registration or Demand Registration. All underwriting discounts and commissions will be borne by the seller of the securities sold pursuant to the registration.

         12.7.    Indemnification.

                  (a) Parent agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Parent by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Parent has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, Parent will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                  (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to Parent in writing such information and affidavits as Parent reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify Parent, its directors and officers and each Person who controls Parent (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder;

                  (c)      Any Person entitled to indemnification hereunder will
         (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to

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         such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. Parent also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event Parent `s indemnification is unavailable for any reason.

         12.8. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                                   ARTICLE 13
                                  MISCELLANEOUS

         13.1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (a) the Loan Parties may not assign or transfer their rights hereunder or any interest herein or delegate their duties hereunder and
(b) Purchasers shall have the right to assign their rights hereunder and under the Securities in accordance with Article 6.

         13.2. Modifications and Amendments. The provisions of this Agreement may be modified, waived or amended, but only by a written instrument signed by each of the Loan Parties to be bound thereby, and to the extent such modification, amendment or waiver relates (a) to the Notes, such instrument must be executed by Agent on behalf of Purchasers upon satisfaction of the conditions set forth in Section 9.10 and (b) to the Warrants or the Underlying Common Stock, such instrument must be executed by the holders of at least seventy-five percent (75%) of the Warrant Shares.

         13.3. No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that Agent or Purchasers or any holder of Notes, Warrants or Warrant Shares would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing, satisfy the conditions set forth in Section 9.10 and shall be effective only to the extent in such writing specifically set forth.

         13.4. Reimbursement of Expenses. The Loan Parties upon demand shall pay or

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reimburse Agent and Purchasers for all fees and expenses incurred or payable by Agent or Purchasers (including, without limitation, reasonable fees and expenses of special counsel for Agent and Purchasers), from time to time (a) arising in connection with the negotiation, preparation and execution of this Agreement, the Notes, the other Purchase Documents and all other instruments and documents to be delivered hereunder or thereunder or arising in connection with the transactions contemplated hereunder or thereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof or thereof, and (c) arising in connection with the enforcement of this Agreement or collection of the Notes.

         13.5. Holidays. Whenever any payment or action to be made or taken hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

         13.6. Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telecopy, but in such case, a confirming copy will be sent by another permitted means) and mailed via certified mail, telecopied or delivered by guaranteed overnight parcel express service or courier to the respective parties, as follows:

                  to the Loan Parties:

                           c/o Corrpro Companies, Inc.
                           1090 Enterprise Drive
                           Medina, Ohio 44256
                           Attn:  Chief Financial Officer

                           Telecopier:  (330) 723-0694

                           with a copy to:

                           Hahn Loeser & Parks, LLP
                           3300 BP Tower
                           200 Public Square
                           Cleveland, Ohio  44114-2301
                           Attn:  F. Ronald O'Keefe, Esq.

                           Telecopier:  (216) 241-2824

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

                  to Agent:

                           American Capital Financial Services, Inc.
                           2 Bethesda Metro Center, 14th Floor
                           Bethesda, Maryland  20814
                           Attn:  Compliance Officer

                           Telecopier:  (301) 654-6714

                  with a copy to:

                           Arnold & Porter
                           555 12th Street, N.W.
                           Washington, D.C.  20004
                           Attn:  Samuel A.  Flax, Esq.

                           Telecopier:  (202) 942-5999

                  and to:

                           American Capital Strategies, Ltd.
                           2200 Ross Avenue, Suite 4500 West
                           Dallas, Texas  75201
                           Attn:  Jeffrey N. MacDowell

                           Telecopier:  (214) 273-6635

                  with a copy to:

                           Patton Boggs LLP
                           2001 Ross Avenue, Suite 3000
                           Dallas, Texas  75201
                           Attn:  Charles P.  Miller, Esq.

                           Telecopier:  (214) 758-1550

                  to Purchasers:

                           As set forth on Annex A

or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by courier or overnight parcel express service; in the case of certified mail, three (3) Business Days after the date sent; or in the case of telecopy, when received.

         13.7. Survival. All representations, warranties, covenants and agreements of the Loan

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Parties contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and the purchase of the Notes and the Warrants and shall continue in full force and effect so long as any Note or Warrant is outstanding and until payment in full of all of the Loan Parties' obligations hereunder or thereunder. All obligations relating to indemnification hereunder shall survive any termination of this Agreement and shall continue for the length of any applicable statute of limitations.

         13.8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         13.9.    Jurisdiction, Consent to Service of Process.

                  (a) THE LOAN PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT, FOR THEMSELVES AND THEIR PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE STATE OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT AGENT AND PURCHASERS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT AGAINST THE LOAN PARTIES OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

                  THE LOAN PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT THEY MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT IN ANY NEW YORK OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

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

                  EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.6 HEREOF. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         13.10. Jury Trial Waiver. THE LOAN PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         13.11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

         13.12. Headings. Article, section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         13.13. Indemnity. The Loan Parties hereby agree to indemnify, defend and hold harmless Agent and Purchasers and their officers, directors, employees, agents and representatives, and their respective successors and assigns in connection with any losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees, to which Agent or any Purchaser may become subject (other than as a result of the gross negligence or willful misconduct of any such Person), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or by reason of any investigation, litigation or other proceedings related to or resulting from any act of, or omission by, the Loan Parties or their Affiliates or any officer, director, employee, agent or representative of the Loan Parties or their Affiliates with respect to the Transactions, the Notes, Charter Documents, the Bylaws or any agreements entered into in connection with any such agreements, instruments or documents and to reimburse Agent and Purchasers and each such Person and Affiliate, upon demand, for any legal or other expenses incurred in connection with investigating or defending any such loss, claim, damage, liability, expense or action. To the extent that the foregoing undertakings may be unenforceable for any reason, the Loan Parties agree to make the maximum contribution to the payment and satisfaction of indemnified liabilities set forth in this Section 13.13 which is permissible under applicable law.

         13.14. Environmental Indemnity. The Loan Parties, and their successors and assigns, hereby release and discharge, and agree to defend, indemnify and hold harmless, Agent, Purchasers, their Affiliates, and their officers, directors, employees, agents and representatives and the successors and assigns of all of the foregoing, and their respective officers, employees and agents) from and against any and all Environmental Liabilities, whenever and by whomever asserted, to the extent that such Environmental Liabilities are based upon, or otherwise relate to:

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(a) any Condition at any time in, at, on, under, a part of, involving or otherwise related to the Properties and Facilities (including any of the properties, materials, articles, products, or other things included in or otherwise a part of the Properties and Facilities); (b) any action or failure to act of any Person, including any prior owner or operator of the Properties and Facilities (including any of the properties, materials, articles, products, or other things included in or otherwise a part of the Properties and Facilities), involving or otherwise related to the Properties and Facilities or operations of the Loan Parties; (c) the Management of any Pollutant, material, article or product (including Management of any material, article or product containing a Pollutant) in any physical state and at any time, involving or otherwise related to the Properties and Facilities or any property covered by clause (d) (including Management either from the Properties and Facilities or from any property covered by clause (d), and Management to, at, involving or otherwise related to the Properties and Facilities or any property covered by clause (d));
(d) Conditions, and actions or failures to act, in, at, on, under, a part of, involving or otherwise related to any property other than the Properties and Facilities, which property was, at or prior to the Closing Date, (i) acquired, held, sold, owned, operated, leased, managed, or divested by, or otherwise associated with, (A) the Loan Parties, (B) any of the Loan Parties' Affiliates, or (C) any predecessor or successor organization of those identified in (A) or
(B); or (ii) engaged in any tolling, contract manufacturing or processing, or other similar activities for, with, or on behalf of the Loan Parties; (e) any violation of or noncompliance with or the assertion of any Lien under the Environmental Laws, (f) the presence of any toxic or hazardous substances, wastes or contaminants on, at or from the past and present properties and facilities, including, without limitation, human exposure thereto; (g) any spill, release, discharge or emission affecting the past and present properties and facilities, whether or not the same originates or emanates from such properties and facilities or any contiguous real estate, including, without limitation, any loss of value of such properties and facilities as a result thereof; or (h) a misrepresentation in any representation or warranty or breach of or failure to perform any covenant made by the Loan Parties in this Agreement. This indemnity and agreement to defend and hold harmless shall survive any termination or satisfaction of the Notes or the sale, assignment or foreclosure thereof or the sale, transfer or conveyance of all or part of the past and present properties and facilities or any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of the Loan Parties under the Notes.

         13.15. Counterparts. This Agreement may be executed in any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original or a facsimile of the original, but all such counterparts shall together constitute one and the same instrument.

         13.16. Integration. This Agreement and the other Purchase Documents set forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and supersede all previous agreements and understandings among them concerning such matters. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof.

         13.17. Subordination. THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THE SENIOR SUBORDINATION AGREEMENT, TO THE INDEBTEDNESS AND OTHER LIABILITIES

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OWED BY THE LOAN PARTIES UNDER AND PURSUANT TO THE SENIOR CREDIT AGREEMENT, AND
EACH RELATED "LOAN DOCUMENT" (AS DEFINED THEREIN), AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE SENIOR SUBORDINATION AGREEMENT.

         13.18. Judgment Currency. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement, the Notes or under any of the Security Documents (collectively, the "Documents"), it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due under the applicable Document in any currency other than the Judgment Currency (the "Currency Due"), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose "rate of exchange" means the rate at which Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice at its head office in New York . In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Agent of the amount due, the relevant Loan Party will on the date of receipt by Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Agent is the amount then due under this Agreement in the Currency Due.

         13.19. Confidentiality and Publicity. So long as all or any of the principal amount of the Notes or any interest thereon shall remain outstanding, and thereafter, so long as any of the Purchasers own any Warrants, the Put Notes or Underlying Common Stock:

                  (a) Agent and each Purchaser reserve the right to review and approve all materials that the Loan Parties or any of their Affiliates prepare that contain Agent's or such Purchaser's name or describe or refer to any Purchase Document, any of the terms thereof or any of the transactions contemplated thereby, which approval shall not be unreasonably withheld or delayed. The Loan Parties shall not, and shall not permit any of their Affiliates to, use either Agent's or any Purchaser's name (or the name of any of Agent's or any Purchasers' Affiliates) in connection with any of its business operations, provided, that Loan Parties may disclose the Purchasers' names, the aggregate principal amount of the Loans outstanding and other principal terms of such Loans to (x) prospective purchasers of debt or equity securities of Loan Parties (other than Parent) so long as such Loan Parties inform such prospective purchasers of the confidential nature of such information and such Persons agree in writing not to disclose the same to any other Person and to be bound by the confidentiality provisions of this Agreement, (y) Governmental Authorities regulating the Business in accordance with applicable legal requirements and (z) any other Person to which such disclosure may be necessary in response to any court order, subpoena or other legal process or formal investigative demand. Nothing contained in any Purchase Document is intended to permit or authorize any Loan Party or any of its Affiliates to contract on behalf of Agent or any Purchaser. The Loan Parties agree that Agent or any Affiliate of Agent may (i) disclose a general description of transactions arising under the Purchase Documents for advertising,

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

         marketing or other similar purposes, and (ii) use any Loan Party's name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes, provided Agent or Affiliate delivers a copy of such materials to Parent at least five
         (5) Business Days prior to its initial publication and Parent does not object to such materials prior to the publication date.

                  (b) Anything herein to the contrary notwithstanding, "non-public information" shall not include, and Agent and each Purchaser may disclose to any and all Persons, without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation
         Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Agent or such Purchaser relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Notes and transactions contemplated hereby and by the other Purchase Documents.

                  (c) Each of Agent and the Purchasers agrees, on behalf of itself and each of its Affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound commercial practices, any non-public information supplied to it by the Loan Parties pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to such party, provided that nothing herein shall limit the disclosure of such information (a) after such information shall have become public other than through a violation of this Section 13.19(c), (b) to the extent required pursuant to a subpoena, civil investigative demand (or similar process), order, statute, rule or other legal requirement promulgated or imposed by a court or by a judicial, regulatory, self-regulatory or legislative body, organization, agency or committee or otherwise in connection with any judicial or administrative proceeding (including, without limitation, in response to oral questions, interrogatories or requests for information or documents), (c) to counsel, auditors, accountants, lenders, Affiliates, funding or financing sources for any of the Agent or Purchasers, (d) to any regulatory authority having jurisdiction over the Agent or any Purchasers, (e) to the Agent or any other Purchaser, (f) in connection with any litigation to which any one or more of the Agent or Purchasers is a party, or in connection with the enforcement of rights or remedies hereunder or under any of the Purchase Documents, (g) to any Subsidiary, Affiliate, partner, director, officer or employee of the Agent or any Purchaser provided, such parties agree to be bound by provisions substantially similar to this Section 13.19(c), (h) to any assignee or participant (or prospective assignee or participant) permitted pursuant to Section 13.1 and Article 6 so long as such assignee or participant agrees to be bound by the provisions hereof, or (i) with the consent of Parent. Each of the Agent and the Purchasers agrees that, to the extent Agent or such Purchaser has received relevant non-public information supplied to it by the Loan Parties pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to such party, it will not buy, sell, trade or

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         otherwise dispose of any Common Stock during any period that Parent has instructed its directors, officers and employees that any trading is prohibited, provided that such Agent or Purchasers has received notice in the same manner as the directors, officers and employees of the Parent. Each of the Agent and the Purchasers agrees that, to the extent Agent or such Purchaser has received relevant non-public information supplied to it by the Loan Parties pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to such party, it will not cause, induce or recommend to any of its Affiliates to buy, sell, trade or otherwise dispose of any Common Stock during any period that the Parent has instructed its directors, officers and employees that any trading is prohibited, provided that such Agent or Purchasers has received notice in the same manner as the directors, officers and employees of Parent. Each of the Agent and the Purchasers further agrees that it will, in accordance with its customary practices, place the Common Stock on its restricted list of securities, if any, which directors, officers and employees of Agent and the Purchasers are instructed not to purchase or sell.

         13.20. Compliance with Canadian Law. The Canadian Notes and other Purchase Documents issued in connection therewith have been structured to comply with subparagraph 212(1)(b)(vii) of the Canadian Income Tax Act (the "5/25 Exception"). In compliance with the 5/25 Exception, the parties hereto agree that (i) all negotiations and dealings between the Agent and Purchasers, on the one hand, and the Canadian Loan Parties, on the other hand, have been at on arm's length basis and (ii) absent a breach or Default hereunder, under no circumstances is more than 25% of the aggregate principal amount of the Canadian Notes required to be repaid by the Canadian Loan Parties within five years from the date of issuance.

                                   ARTICLE 14
                                    GUARANTY

         14.1. Guaranty. Each US Loan Party hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of each Canadian Loan Party, including, without limitation, each Canadian Loan Party, now or hereafter existing under any Purchase Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any proceeding of any Canadian Loan Party or any other Canadian Loan Party under any Debtor Relief Laws), fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by any Canadian Loan Party or any other Canadian Loan Party, the "Guaranteed Obligations"), and agrees to pay any and all costs, fees and expenses (including reasonable counsel fees and expenses) incurred by Agent and Purchasers in enforcing any rights under the guaranty set forth in this Article 14. Without limiting the generality of the foregoing, each US Loan Party's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Canadian Loan Party or any other Canadian Loan Party to Agent and Purchasers under any Purchase Document, but for the fact that they are unenforceable or not allowable due to the existence of any proceeding under any Debtor Relief Laws involving any Canadian Loan Party or any other Canadian Loan Party.

         14.2. Guaranty Absolute. Each US Loan Party guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Purchase Documents,

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regardless of any law regulation or order now or hereafter in effect in any jurisdiction affecting any such terms or the rights of Agent or Purchasers with respect thereto. The obligations of each US Loan Party under this Article 14 are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each US Loan Party to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each US Loan Party under this Article 14 shall be irrevocable, absolute and unconditional irrespective of, and each US Loan Party hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Purchase Document or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Purchase Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

                  (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

                  (e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Agent or Purchasers that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

         This Article 14 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned to Agent or Purchasers or any other Person upon the insolvency, bankruptcy or reorganization of any Canadian Loan Party or otherwise, all as though such payment had not been made.

         14.3. Waiver. Each US Loan Party hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article 14 and any requirement that Agent or Purchasers exhaust any right or take any action against any other Loan Party or any other Person or any Collateral. Each US Loan Party acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 14.3 is knowingly made in contemplation of such benefits. Each US Loan Party hereby waives any right to revoke this Article 14, and acknowledges that this Article 14 is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

         14.4. Continuing Guaranty; Assignments. This Article 14 is a continuing guaranty and shall (a) remain in full force and effect until the indefeasible cash payment in full of the Guaranteed Obligations and all other amounts payable under this
Article 14, (b) be binding upon each US Loan Party, its successors and assigns and (c) inure to the benefit of, and be enforceable by, Agent and Purchasers and their successor, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Purchaser may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Purchaser herein or otherwise, in each case as provided in this Agreement.

         14.5. Subrogation. No US Loan Party will exercise any rights that it may now or hereafter acquire against any other Loan Party or any other guarantor or that arise from the existence, payment, performance or enforcement of such US Loan Party's obligations under this Article 14, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent and Purchasers against any other Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law including, without limitation, the right to take or receive from any other Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this
Article 14 shall have been indefeasibly paid in full in cash and all commitments to lend hereunder shall have terminated; provided, however, that no Canadian Loan Party shall have any rights hereunder against US Loan Party or any of its Subsidiaries if all or any portion of the Guaranteed Obligations shall have been satisfied with proceeds from the exercise of remedies in respect of the equity securities of US Loan Party pursuant to a Pledge Agreement. If any amount shall be paid to any US Loan Party in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Agent and Purchasers and shall forthwith be paid to Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article 14, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this
Article 14 thereafter arising. If (i) any US Loan Party shall make payment to Agent and Purchasers of all or any part of the Guaranteed Obligations and (ii) all of the Guaranteed Obligations and all other amounts payable under this
Article 14 shall be paid in full in cash, Agent and Purchasers will, at such US Loan Party's request and expense, execute and deliver to such US Loan Party or appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such US Loan Party of an interest in the Guaranteed Obligations resulting from such payment by such US Loan Party.

         14.6. Canadian Guarantors. Each Canadian Loan Party and each of its Consolidated Subsidiaries unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Canadian Obligations of each other Canadian Loan Party, including, without limitation, Canadian Loan Party, now or hereafter existing under any Purchase Document, pursuant to the terms and conditions of the Canadian Guaranty.

                                    * * * * *

                                SIGNATURE PAGE TO
                       NOTE AND EQUITY PURCHASE AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     US LOAN PARTIES:

                                     CORRPRO COMPANIES, INC.

                                     By:    /s/ Robert M. Mayer
                                        ----------------------------------------
                                         Robert M. Mayer
                                         Chief Financial Officer

                                     CCFC, INC.

                                     By:    /s/ Robert M. Mayer
                                        ----------------------------------------
                                         Robert M. Mayer
                                         Treasurer

                                     OCEAN CITY RESEARCH CORP.

                                     By:    /s/ Robert M. Mayer
                                        ----------------------------------------
                                         Robert M. Mayer
                                         Treasurer

                                     CORRPRO INTERNATIONAL, INC.

                                     By:    /s/ Robert M. Mayer
                                        ---------------------------------------
                                         Robert M. Mayer
                                         Treasurer

                                     CANADIAN LOAN PARTIES:

                                     COMMONWEALTH SEAGER HOLDINGS, LTD.

                                     By:  /s/ Barry Schadeck
                                        ----------------------------------------
                                         Barry W. Schadeck
                                         President

                                     CORRPRO CANADA, INC.

                                     By:    /s/ Barry Schadeck
                                        ----------------------------------------
                                         Barry W. Schadeck
                                         President

                                     BORZA INSPECTIONS LTD.

                                     By:  /s/ Barry Schadeck
                                         ---------------------------------------
                                         Barry W. Schadeck
                                         President

                                     AGENT:

                                     AMERICAN CAPITAL FINANCIAL SERVICES, INC.

                                     By:  /s/ J MacDowell
                                        ----------------------------------------
                                         Jeffrey N. MacDowell
                                         Vice President

                                     PURCHASERS:

                                     AMERICAN CAPITAL STRATEGIES, LTD.

                                     By:  /s/ J MacDowell
                                        ----------------------------------------
                                         Jeffrey N. MacDowell
                                         Vice President

                                     ANNEXES

Annex A                                        Purchaser and Payment Information
Annex B                                        Financial Covenant Amounts
Annex C                                        Adjusted EBITDA

                                    SCHEDULES

"Permitted Depositions"                        (Section 1.1(a))
"Property Survey Schedule"                     (Section 4.1(d))
"Organizational Schedule"                      (Section 5.1(a))
"Financial Statements Exception Schedule"      (Section 5.1(c))
"Litigation Schedule"                          (Section 5.1(j))
"Compliance Schedule"                          (Section 5.1(k))
"Environmental Schedule"                       (Section 5.1(l))
"Properties Schedule"                          (Section 5.1(q))
"Intellectual Property Schedule"               (Section 5.1(r))
"Canadian Pension Plan Schedule"               (Section 5.1(bb))
"Subsidiary Dissolution Schedule"              (Section 7.1(v))
"Permitted Encumbrances Schedule"              (Section 7.2(b)(iv))

                                    EXHIBITS

EXHIBIT A-1                                    Form of US Note
EXHIBIT A-2                                    Form of Canadian Note
EXHIBIT B                                      Form of Warrant
EXHIBIT C                                      Form of Security Agreement
EXHIBIT D                                      Form of IP Acknowledgement
EXHIBIT E                                      Form of Mortgage
EXHIBIT F                                      Form of Compliance Certificate

                                     ANNEX A

                       INFORMATION RELATING TO PURCHASERS

Name and Address of Purchasers

AMERICAN CAPITAL STRATEGIES, LTD.             Pro Rata Amount of US Notes:
2 Bethesda Metro Center                       $10,000,000
14th Floor                                    Pro Rata Amount of Canadian Notes:
Bethesda, MD  20814                           $4,000,000

All Notes issued to ACAS will be assigned to:

ACS FUNDING TRUST I
c/o AMERICAN CAPITAL STRATEGIES, LTD.,
as Servicer
2 Bethesda Metro Center, 14th Floor
Bethesda, MD  20814

(1)      All payments:

         If by wire:

         Beneficiary's Bank:    Wells Fargo
         ABA #:                 121000248
         Account Name:          ACS Funding Trust I
         Account # :            4000037515

         If by mail:

         ACS Funding Trust I
         NW 7941
         P.O. Box 1450
         Minneapolis MN 55485-7941

         If by overnight parcel service (e.g., FedEx, UPS, etc):

         ACS Funding Trust I #7941
         C/O REGULUS
         1350 Energy Lane
         Suite 200
         St. Paul MN 55108
                  with sufficient information to identify the source and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:

                  American Capital Strategies, Ltd., as Servicer
                  2 Bethesda Metro Center, 14th Floor
                  Bethesda, Maryland  20814
                  Attn:  Comptroller Officer
                  Telecopier:  (301) 654-6714

(3) All other communications:

                  American Capital Strategies, Ltd., as Servicer
                  2 Bethesda Metro Center, 14th Floor
                  Bethesda, Maryland  20814
                  Attn:  Compliance Officer
                  Telecopier:  (301) 654-6714

         and to:

                  American Capital Strategies, Ltd.
                  2200 Ross, Suite 4500 West
                  Dallas, Texas  75201
                  Attn:  Jeffrey N. MacDowell
                  Telecopier:  (214) 273-6635

                                     ANNEX B

                           FINANCIAL COVENANT AMOUNTS

EBITDA

FISCAL MONTH ENDED:                              EBITDA
March 31, 2003                                 ($174,000)
April 30, 2003                                 $1,071,000
May 31, 2003                                   $1,287,000
June 30, 2003                                  $1,495,000
July 31, 2003                                  $1,458,000
August 31, 2003                                $1,360,000
September 30, 2003                             $1,316,000
October 31, 2003                               $1,757,000
November 30, 2003                              $1,002,000
December 31, 2003                               $935,000
January 31, 2004                                ($8,000)
February 29, 2004                              ($189,000)

CAPITAL EXPENDITURES

FISCAL MONTH ENDED:                            CAPITAL EXPENDITURES
March 31, 2003                                       $ 38,431
April 30, 2003                                       $110,584
May 31, 2003                                         $  3,313
June 30, 2003                                        $ 42,453
July 31, 2003                                        $ 68,462
August 31, 2003                                      $ 59,295
September 30, 2003                                   $  6,574
October 31, 2003                                     $115,422
November 30, 2003                                    $ 24,866
December 31, 2003                                    $ 58,367
January 31, 2004                                     $  1,267
February 29, 2004                                    $125,573

TOTAL DEBT SERVICE

FISCAL MONTH ENDED:          PRINCIPAL          INTEREST      TOTAL DEBT SERVICE
April 30, 2003               $208,000           $335,167           $543,167
May 31, 2003                 $208,000           $335,167           $543,167
June 30, 2003                $208,000           $335,167           $543,167
July 31, 2003                $208,000           $335,167           $543,167
August 31, 2003              $208,000           $335,167           $543,167
September 30, 2003           $208,000           $335,167           $543,167

October 31, 2003             $208,000           $335,167           $543,167
November 30, 2003            $208,000           $335,167           $543,167
December 31, 2003            $208,000           $335,167           $543,167
January 31, 2004             $208,000           $335,167           $543,167
February 29, 2004            $208,000           $335,167           $543,167
March 31, 2004               $208,000           $335,167           $543,167

                                     ANNEX C

                                 Adjusted EBITDA

            Corrpro Companies, Inc. and its Consolidated Subsidiaries
                      Twelve Months Ended February 29, 2004
                           (U.S. Dollars in Thousands)

Operating Income                                  $  6,702
Depreciation & Amortization                       $  1,858

EBITDA                                            $  8,560

MANAGEMENT ADJUSTMENTS

Alix Partners                                     $    193
Carl Marks                                        $    976
Australian Professional Fees                      $     82
Dickinson Wright                                  $     49
Hahn Loeser Parks                                 $    485
Weil Gotshal & Manges                             $     47
Schiff Hardin & White                             $      6
Shareholder Lawsuit                               $    116
Australia Loss                                    $     97
Venezuela Operating Losses                        $     36
UK Loss on WW Gulf                                $    (35)
UK CTA                                            $    187
Unfunded UK Pension Accrual                       $  1,355
UK Divestiture Costs                              $     54
Accrued Litigation Baltimore Aquarium             $    119
Expense Accrual For Louisiana Lawsuit             $     50
Reverse Litigation Reserve for Michigan Lawsuit   $   (225)
Lack of Accured Pension for CEO                   $     33
Directors Fees - Special Committee Only           $    114
Capitalized Inventory Variance                    $     17
Inventory Shrink Reserve                          $    143
Fringe Expense - Government Contracts             $     63

Adjusted EBITDA at February 29, 2004              $ 12,522